Exhibit 4.2
EXECUTION COPY
FIRST SUPPLEMENTAL INDENTURE
BETWEEN
PEABODY ENERGY CORPORATION
AND
U.S. BANK NATIONAL ASSOCIATION

DATED AS OF DECEMBER 20, 2006

4.75% CONVERTIBLE JUNIOR
SUBORDINATED DEBENTURES DUE 2066

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Table of Contents
(continued)
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     FIRST SUPPLEMENTAL INDENTURE, dated as of December 20, 2006 (this “First Supplemental Indenture”), between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”), supplementing the Subordinated Indenture, dated as of December 20, 2006, between the Company and the Trustee (the “Base Indenture,” together with this First Supplemental Indenture, the “Indenture”).
     WHEREAS, the Company executed and delivered the Base Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (hereinafter generally called the “Securities,” and individually, a “Security”) to be issued in one or more series as may be determined by the Company under the Base Indenture from time to time, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;
     WHEREAS, pursuant to the terms of this First Supplemental Indenture, the Company desires to provide for the establishment of a new series of Securities to be known as the “4.75% Convertible Junior Subordinated Debentures due 2066” (the “Debentures”), the form and substance of such Debentures and the terms, provisions and conditions thereof to be as set forth in the Indenture;
     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and
     WHEREAS all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms (and to make the Debentures, when duly executed by the Company and duly authenticated and delivered by the Trustee, the valid and enforceable obligations of the Company) have been performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportional benefit of all Holders of Debentures, as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definition of Terms.
     Unless the context otherwise requires:
     (a) a term not defined herein that is defined in the Base Indenture has the same meaning when used herein as is given thereto in the Base Indenture;
     (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

     (c) definitions made herein in the singular also apply to the term defined as used in the plural and vice versa;
     (d) unless otherwise specified, any reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;
     (e) headings are for convenience of reference only and do not affect interpretation; and
     (f) the following terms have the following meanings:
     “Accounts Receivable Securitization Program” means the accounts receivable securitization program pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of September 30, 2005, by and among the Company and the Seller and the Sub-Servicers named therein, Market Street Funding Corporation, as Issuer, and PNC Bank, National Association, as Administrator, as modified, amended, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original issuer, administrator or other agents, arrangers and counterparties or otherwise).
     “Additional Shares” has the meaning set forth in Section 2.24.
     “Adjusted Debt” at the end of any fiscal quarter means (i) long-term debt and short-term debt, including any junior subordinated debt, but excluding any Preferred Stock, as reported on the Company’s balance sheet prepared in accordance with GAAP, or the notes thereto, as of the final day of such fiscal quarter, plus (ii) seven times Annual Rent Expense, plus (iii) the amount sold under the Company’s Accounts Receivable Securitization Program during such fiscal quarter.
     “Adjusted EBITDA” means, for any fiscal quarter, (i) quarterly net income or net loss, plus (ii) quarterly tax expense, plus (iii) Adjusted Interest, plus (iv) quarterly depreciation and amortization, each as reported in the Company’s income statement prepared in accordance with GAAP, or the notes thereto, for such fiscal quarter.
     “Adjusted Interest” means, for any fiscal quarter, (i) quarterly debt interest expense plus (ii) the quarterly cost of sale associated with sales of accounts receivable under the Accounts Receivable Securitization Program during that fiscal quarter and (iii) quarterly debt extinguishment expense if not otherwise included in quarterly debt interest expense, each as reported in the Company’s income statement prepared in accordance with GAAP, or the notes thereto, for such fiscal quarter. For the avoidance of doubt, Adjusted Interest shall include the amount of any accrued and unpaid Deferred Interest, whether optionally or mandatorily deferred.
     “Alternative Payment Mechanism” means, with respect to any securities, that such securities or related transaction agreements include (1) a Limitation on Distributions in Bankruptcy Provision and (2) a provision to the effect that, upon the occurrence of certain events specified in such securities or related transaction agreements, the Company:
     (a) shall (i) sell, or use its commercially reasonable efforts to sell, its Common Stock, rights to purchase Common Stock and/or Qualifying Preferred Stock, unless a

Market Disruption Event has occurred and is continuing, in an amount such that the net proceeds of such sale are equal to at least the amount of accumulated and unpaid deferred Distributions on such securities (including any compounded amounts thereon) and (ii) apply the proceeds to pay such deferred Distributions; and
     (b) shall not, beginning on the occurrence of any of such specified events and so long as such failure continues until, but excluding, the End Date, pay any accumulated and unpaid deferred Distributions on such securities to the extent such Distributions exceed the net proceeds of such sale;
provided that the aggregate net proceeds from the issuance or sale of Qualifying Preferred Stock that may be used to pay deferred Distributions shall not exceed 25% of the initial aggregate liquidation preference or principal amount of the Qualifying Capital Securities; and, provided, further that the number of shares of any Common Stock that may be issued or sold, together with the number of shares of Common Stock underlying any rights to purchase Common Stock that may be issued or sold, to pay deferred Distributions attributable to the first five years of any deferral period (including compounded amounts thereon), may be limited to an amount equal to 2% of the number of shares of Common Stock outstanding contemporaneously with the date of such issuance or sale.
     “Annual Rent Expense” means the Company’s annual rent expense for its most recently completed fiscal year, as reported in the Company’s income statement prepared in accordance with GAAP, or the notes thereto, for such fiscal year.
     “APM Eligible Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the six-month period prior to the APM Notice Date relating to such Interest Payment Date from the issuance or sale of Qualifying Warrants or Qualifying Preferred Stock to Persons that are not Subsidiaries.
     “APM Notice Date” means a date no more than 15 and no less than 10 Business Days in advance of any Interest Payment Date on which the Company delivers an Officers’ Certificate to the Trustee pursuant to Section 3.2(l) hereof, or, in the event that the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the tenth Business Day immediately preceding any Interest Payment Date, the tenth Business Day immediately preceding such Interest Payment Date.
     “Available for Issuance” has the meaning set forth in Section 3.2(f).
     “Base Indenture” has the meaning set forth in the Recitals.
     “Binding Capital Replacement Covenant” means, with respect to any securities, a capital replacement covenant substantially similar to the Capital Replacement Covenant, but with immediate effect rather than applying only from a date subsequent to the issuance of such securities.
     “Board of Directors” has the meaning set forth in Section 1.01 of the Base Indenture.

     “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.
     “Capital Replacement Covenant” means the Capital Replacement Covenant, dated as of the date hereof, of the Company, as it may be amended, modified or supplemented in accordance with its terms.
     “Capital Replacement Intention Disclosure” means, with respect to any securities, that the Company has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the Company under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the Company shall repay, redeem or repurchase such securities only if it has received an amount of net proceeds at least equal to the applicable payment, redemption or repurchase price of such securities from the issuance of securities that are as, or more, equity-like than such securities, within six months prior to the applicable payment, redemption or repurchase date.
     “Change of Control” means the occurrence of any of the following:
     (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);
     (b) the adoption of a plan relating to the Company’s liquidation or dissolution;
     (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s voting stock (measured by voting power rather than number of shares), excluding any transaction in which the voting stock that comes to be beneficially owned by such person as a result of the transaction is voting stock newly issued in connection with, or for the purpose of, the transaction; or
     (d) the first day on which a majority of the Company’s Board of Directors are not Continuing Directors.
     “Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such Common Stock or other security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the NYSE or on the principal United States securities exchange or interdealer quotation system as is used for purposes of measuring Trading Days pursuant to the definition of “Trading Day” set forth in this Section 1.1.

     If during a period applicable for calculating Closing Sale Price, a distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Conversion Rate pursuant to Section 2.18 of the First Supplemental Indenture and the relevant Ex-Dividend Date is not the second Trading Day immediately prior to the related Record Date or date fixed for the determination of the shareholders entitled to receive a distribution, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such distribution, subdivision or combination on the price of the Common Stock during such period.
     “Common Stock” means common stock of the Company. Subject to the provisions of Section 2.18, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this First Supplemental Indenture (namely, the Common Stock, par value $.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” has the meaning set forth in the Recitals.
     “Compounded Interest” means additional interest on any accrued and unpaid interest to the extent permitted by applicable law, at the Debenture Interest Rate compounded semi-annually.
     “Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Controlled Subsidiary” means any corporation in which the Company owns, directly or indirectly, more than 50% of the voting stock.
     “Conversion Date” has the meaning set forth in Section 2.16.
     “Conversion Price” means, on any day, $1,000 divided by the Conversion Rate in effect on that day.
     “Conversion Rate” has the meaning set forth in Section 2.18.
     “Conversion Reference Period” means:
     (i) for Debentures that are converted (1) in accordance with Section 2.15(a)(ii) or (2) during the period beginning on the 20th Trading Day prior to December 15, 2041, the 20 consecutive Trading Days beginning on the third Trading Day following (x) the Redemption Date or (y) December 15, 2041, as the case may be; and

     (ii) in all other instances, the 20 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.
     “Conversion Value” means the average of the products for each of the days in the Conversion Reference Period of:
     (i) the Conversion Rate in effect for such day, taking into account Additional Shares, if any, under the circumstances described in Section 2.24; multiplied by
     (ii) the Volume-Weighted Average Price per share of the Company’s Common Stock for such day.
     “Corporate Trust Office” of the Trustee means for purposes of surrender for registration of transfer, exchange or conversion of Debentures, the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005, and for all other purposes, the office of the Trustee at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103.
     “Covenant Breach” means a default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than an Event of Default as defined in Section 2.11(a) hereof or a covenant or warranty that has been included solely for the benefit of Securities of another series), and a continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of a majority in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default.”
     “Current Market Price” of the Company’s Common Stock means, for any day, the average of the Closing Sale Price per share of the Company’s Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
     “Custodian” means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.
     “Daily Share Amount” means, for a given Trading Day, the amount obtained by (a) multiplying the Volume-Weighted Average Price for such day by the Conversion Rate applicable on such day, (b) subtracting 1,000 from the resulting product and (c) dividing the resulting difference by 20 times the Volume-Weighted Average Price for such day; provided, however, that the Daily Share Amount shall in no case be less than zero.
     “Debenture Interest Rate” has the meaning set forth in Section 2.5(a).
     “Debentures” has the meaning set forth in the Recitals.
     “Debt Exchangeable for Equity” means any security or combination of securities that:
     (a) gives the holder a beneficial interest in (i) the Most Junior Subordinated Debt Securities of the Company that are Non-Cash Cumulative and (ii) a stock purchase contract that shall result in the holder of the security acquiring a beneficial interest in Qualifying Preferred Stock;
     (b) includes a remarketing feature pursuant to which the Most Junior Subordinated Debt Securities of the Company are remarketed to new investors within five years from the date of issuance of the security (or combination of securities) or earlier in the event of an early settlement event based on one or more financial tests or other express terms set forth in the terms of such securities or related transaction agreements;
     (c) provides for the proceeds raised in the remarketing to be used to satisfy the holder’s payment obligations (if not otherwise fulfilled) in respect of the required purchase of Qualifying Preferred Stock under the stock purchase contract interest referenced above;
     (d) includes a Binding Capital Replacement Covenant; provided that such Binding Capital Replacement Covenant shall apply to such security (or combination of securities) and to any such Qualifying Preferred Stock and shall not include Debt Exchangeable for Equity in the definition of “qualifying capital securities” (as defined in such Binding Capital Replacement Covenant); and
     (e) includes a provision defining a failed remarketing and specifying that the consequences of a failed remarketing will be that such Qualifying Preferred Stock will be acquired in exchange for the Most Junior Subordinated Debt Securities.
     “Deferred Interest” means Mandatorily Deferred Interest or Optionally Deferred Interest, as the context may require.
     “Depositary” means the U.S. Depositary (as defined in the Base Indenture) with respect to the Debentures.
     “Distributions” means, as to any security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Company.
     “Dividend Threshold Amount” means $0.06 per quarter, appropriately adjusted from time to time to take into account the occurrence, on or before the date of determination, of any event that would require an adjustment pursuant to Section 2.18 and to account for any change in the frequency of payment of the Company’s regular dividend. Whenever the Conversion Rate is adjusted, the Dividend Threshold Amount shall be adjusted by multiplying such Dividend Threshold Amount by a fraction, the numerator of which is the Conversion Rate prior to adjustment and the denominator of which is the Conversion Rate following such adjustment.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “Effective Date” has the meaning specified in Section 2.24(b).

     “End Date” means, with respect to any securities, the earliest to occur of:
     (a) the Company’s failure to pay Distributions (including, without limitation, all deferred and accumulated amounts) in full for 10 years;
     (b) any liquidation, dissolution, winding up, reorganization, insolvency, receivership or proceeding under any bankruptcy law with respect to the Company;
     (c) an event of default and acceleration with respect to such securities; and
     (d) the final maturity of such securities.
     “Event of Default” has the meaning set forth in Section 2.11(a).
     “Exchange Property” has the meaning set forth in Section 2.19(b).
     “Exchange Property Value” has the meaning set forth in Section 2.19(c).
     “Ex-Dividend Date” means the first date on which the Company’s Common Stock trades on the applicable exchange or in the applicable market, ““regular way”,” without the right to receive a relevant issuance or distribution.
     “Ex-Dividend Time” has the meaning set forth in Section 2.15(a).
     “Extension Period” means an Optional Extension Period or a Mandatory Extension Period or a combination thereof.
     “Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction, as conclusively determined in good faith by the Board of Directors.
     “Final Maturity Date” has the meaning set forth in Section 2.2.
     “First Supplemental Indenture” has the meaning set forth in the Recitals.
     “Foregone Interest” has the meaning set forth in Section 2.7(e).
     “GAAP” means, at any date or for any period, U.S. generally accepted accounting principles, as in effect on such date or for such period, except as provided in Section 2.7(c).
     “Global Debenture” has the meaning set forth in Section 2.4(a).
     “Indenture” has the meaning set forth in the Recitals.
     “Interest Coverage Ratio” means, for any fiscal quarter, the sum of (a) four times the Company’s Adjusted EBITDA for such fiscal quarter and (b) one-third of the Company’s Annual Rent Expense, divided by the sum of (x) four times the Company’s Adjusted Interest for such fiscal quarter and (y) one-third of the Company’s Annual Rent Expense.

     “Interest Payment Date” has the meaning set forth in Section 2.5(a).
     “Interest Payment Period” means any semi-annual period during which interest accrues pursuant to this Indenture.
     “Issue Date” means December 20, 2006.
     “Leverage Ratio” means, for any fiscal quarter, the Company’s Adjusted Debt at the end of such fiscal quarter divided by the sum of (a) four times the Company’s Adjusted EBITDA for such fiscal quarter and (b) the Company’s Annual Rent Expense.
     “Limitation on Distributions in Bankruptcy Provision” means, with respect to any securities, provisions in the terms thereof or of the related transaction agreements that, upon any liquidation, dissolution, winding up or reorganization, or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Company, limit the claim of the holders of such securities (other than Non-Cumulative preferred stock) for Distributions (or in the case of securities containing a Mandatory Trigger Provision, Distributions that accumulate during a period in which the Company fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements) to:
     (a) in the case of securities not permitting the issuance and sale of Qualifying Preferred Stock pursuant to an Alternative Payment Mechanism, 25% of the principal amount of such securities then outstanding; or
     (b) in all other cases, two years of accumulated and unpaid Distributions (including any compounded amounts thereon).
     “Mandatorily Deferred Interest” means all interest deferred pursuant to Section 2.7, as then accrued and unpaid, together with Compounded Interest thereon.
     “Mandatory Extension Period” has the meaning set forth in Section 2.7(a).
     “Mandatory Trigger Event” has the meaning set forth in Section 2.7(b).
     “Mandatory Trigger Provision” means, with respect to any securities, provisions in the terms thereof or of the related transaction agreements that:
     (a) (i) include an Alternative Payment Mechanism that becomes effective within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements or (ii) in the case of Non-Cumulative Preferred Stock, include provisions that, beginning on the occurrence of the failure to satisfy any of such financial tests and so long as such failure continues until, but excluding, the End Date, prohibit the issuer of such securities from paying any deferred Distributions in an amount exceeding the net proceeds of the sale of Common Stock, rights to purchase Common Stock or Qualifying Preferred Stock; and
     (b) in the case of securities other than Non-Cumulative Preferred Stock, prohibit the Company from repurchasing any of its Common Stock prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid deferred Distributions in full.
No remedy other than Permitted Remedies shall arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer’s exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more distribution periods for at least 10 years.
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (i) the Company may not issue Relevant Securities without obtaining the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority, and the Company has used commercially reasonable efforts to obtain such consent or approval but such consent or approval has not been obtained;
     (ii) the Company does not have sufficient Common Stock Available for Issuance in respect of Qualifying Warrants or sufficient Qualifying Preferred Stock Available for Issuance to raise sufficient proceeds to pay the interest payments on the Convertible Debentures and accumulated dividends on the Perpetual Preferred Stock and the Company has used commercially reasonable efforts to obtain the consent or approval of its stockholders to increase the amount of its authorized Common Stock or Qualifying Preferred Stock but such consent or approval has not been obtained; provided that the Market Disruption Event described in this clause (ii) shall not relieve the Company of its obligation to issue the number of shares of Qualifying Preferred Stock that are Available for Issuance or Qualifying Warrants in respect of which the Company has Common Stock Available for Issuance, and to apply the proceeds thereof in partial payment of Deferred Interest as provided in Section 3.2(i);
     (iii) trading in securities generally or Common Stock or Preferred Stock on the principal exchange on which the Common Stock or Preferred Stock is then listed and traded (as of the date hereof, in the case of the Common Stock, the NYSE) has been suspended or the settlement of such trading generally has been materially disrupted;
     (iv) (a) (1) the United States has become engaged in hostilities, (2) there has been an escalation in hostilities involving the United States or (3) there has been a declaration of a national emergency or war by the United States or (b) there has occurred any material adverse change in (1) domestic or international economic, political or financial conditions (including from terrorist activities) or (2) the effect of international conditions on the financial markets in the United States that, in any of the circumstances described in clauses (a) or (b) of this clause, materially disrupts trading in securities generally on the NYSE or any other national securities exchange on which the Common Stock or Preferred

Stock is then listed or traded or trading in, or the issuance and sale of, Qualifying Warrants and Qualifying Preferred Stock;
     (v) a material disruption has occurred or a banking moratorium has been declared in commercial banking or securities settlement or clearance services;
     (vi) minimum or maximum prices have been fixed, or maximum ranges for prices of securities are required on the NYSE or by the Commission or another governmental authority which, in either case, materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Relevant Securities; or
     (vii) an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Warrants or Qualifying Preferred Stock would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in the Company’s judgment, would have a material adverse effect on the Company’s business or (2) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, provided that no single suspension period contemplated by this clause (vii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this subsection may not exceed an aggregate of 180 days in any 12-month period.
     “Most Junior Subordinated Debt Securities” mean debt securities that rank upon a liquidation, dissolution or winding-up of the Company junior to all of the Company’s other long-term indebtedness for money borrowed (other than the Company’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities) and pari passu with the claims of the Company’s trade creditors.
     “Net Share Amount” has the meaning set forth in Section 2.23(a)
     “Net Shares” has the meaning set forth in Section 2.23(a).
     “Non-Cash Cumulative” means, with respect to any securities, that the securities include:
     (a) an Optional Deferral Provision; and
     (b) an Alternative Payment Mechanism that becomes effective after the issuer of such securities has deferred Distributions on such securities for up to five years.
     “Non-Cumulative” means, with respect to any securities, that either (a) the issuer thereof may elect not to make any number of periodic distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than Permitted Remedies or (b) except for purposes of the definition of “Qualifying Preferred Stock,” such securities are Non-Cash Cumulative.
     “Non-Stock Change of Control” means any Change of Control described by clause (a) or (c) under the definition of “Change of Control,” other than a transaction in which at least 90% of the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights, for the Company’s Common Stock consists of common stock traded on a U.S. national securities exchange or interdealer quotation system (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control).
     “NYSE” mean the New York Stock Exchange, Inc.
     “Optional Deferral Provision” means, with respect to any securities, a provision in the terms thereof or of the related transaction agreements that permits the issuer of such securities to, in its sole discretion, defer in whole or in part payment of Distributions on such securities for up to 10 years, without any remedy other than Permitted Remedies.
     “Optional Extension Period” has the meaning set forth in Section 2.6(a).
     “Optionally Deferred Interest” means all interest deferred pursuant to Section 2.6, as then accrued and unpaid, together with Compounded Interest thereon.
     “Outstanding” has the meaning set forth in Section 1.01 of the Base Indenture.
     “Parity Debt Securities” means debt securities that rank pari passu with the Debentures.
     “Parity Guarantees” means guarantees that rank pari passu with the Debentures.
     “Par Redemption Amount” means a cash redemption price of 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, including any Compounded Interest, to, but not including, the Redemption Date.
     “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the Company (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded);
     (b) complete or partial prohibitions on the Company paying Distributions on or repurchasing Common Stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid; and
     (c) provisions obliging the Company to cause, or use commercially reasonable efforts to cause, such unpaid Distributions to be paid in full pursuant to an Alternative Payment Mechanism.

     “Perpetual Preferred Stock” means the Company’s Perpetual Preferred Stock issued pursuant to the Perpetual Preferred Stock Certificate of Designations.
     “Perpetual Preferred Stock Certificate of Designations” means the Company’s Certificate of Designations of Perpetual Preferred Stock, as adopted by the Pricing Committee of the Company’s Board of Directors on December 19, 2006 and attached hereto as Exhibit A.
     “Preferred Stock” means preferred stock of the Company.
     “Preferred Stock Cap” has the meaning set forth in Section 3.2(a)
     “QCS Proceeds” means, with respect to any Repayment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the six-month period prior to the related Repayment Notice Date from the issuance or sale of Qualifying Capital Securities to Persons that are not Subsidiaries.
     “Qualifying Capital Securities” means securities that, in the determination of the Company’s Board of Directors reasonably construing the definitions and other terms of the Capital Replacement Covenant, satisfy one of the following descriptions:
     (a) Debt Exchangeable for Equity; or
     (b) any Preferred Stock or Most Junior Subordinated Debt Securities issued by the Company that meet one of the following criteria:
     (i) (A) have no maturity or a maturity of at least 60 years with Capital Replacement Intention Disclosure and (B) have an Optional Deferral Provision;
     (ii) (A) have no maturity or a maturity of at least 60 years and (B) are Non-Cumulative;
     (iii) (A) have a maturity of at least 40 years and are subject to a Binding Capital Replacement Covenant and (B) have an Optional Deferral Provision;
     (iv) (A) have a maturity of at least 40 years with Capital Replacement Intention Disclosure and (B) are Non-Cumulative;
     (v) (A) have a maturity of at least 40 years and (B) have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (vii) (A) have a maturity of at least 25 years and are subject to a Binding Capital Replacement Covenant and (B) are Non-Cumulative.
     Any of the foregoing Qualifying Capital Securities may be convertible or exchangeable at any time in whole or in part at the option of the issuer or the holder thereof into one or more other securities so long as such other securities also qualify as Qualifying Capital Securities.

     Notwithstanding the foregoing, any securities or combinations of securities, if issued by the Company to any of its Subsidiaries without the contemporaneous issuance of a security or combination of securities that otherwise would satisfy the definition of “Qualifying Capital Securities” by the Subsidiary to a Person other than a Subsidiary of the Company, shall not qualify as Qualifying Capital Securities.
     “Qualifying Preferred Stock” means perpetual Preferred Stock of the Company (or depositary shares representing interests in such Preferred Stock) that (a) is Non-Cumulative without regard to clause (b) of the definition thereof and (b) (i) is non-callable, (ii) is subject to a Binding Capital Replacement Covenant or (iii) has Capital Replacement Intention Disclosure and includes provisions that, beginning on the occurrence of the failure to satisfy one or more financial tests set forth in the terms of such security or related transaction agreements and so long as such failure continues until, but excluding, the End Date, prohibit the issuer of such security from paying any deferred Distributions in an amount exceeding the net proceeds of the sale of Common Stock, rights to purchase Common Stock or Qualifying Preferred Stock.
     “Qualifying Warrants” means warrants to purchase Common Stock (i) that have an exercise price per share greater than the most recent Closing Sale Price of the Common Stock as of the date of issuance thereof and (ii) that the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     “Redemption Date” has the meaning set forth in Section 1.01 of the Base Indenture.
     “Regular Record Date” has the meaning set forth in Section 2.5(d).
     “Relevant Securities” means Qualifying Warrants or Qualifying Preferred Stock in the case of the Company’s obligation to pay interest by selling Qualifying Warrants or Qualifying Preferred Stock as described in Section 3.2, or Qualifying Capital Securities as described in Section 2.10.
     “Repayment Date” means the Scheduled Maturity Date and each Interest Payment Date thereafter and prior to conversion of the Debentures until the Company shall have repaid or redeemed all of the Debentures or the Debentures shall have been converted.
     “Repayment Notice Date” means a date no more than 15 and no less than 10 Business Days in advance of any Repayment Date on which the Company delivers an Officers’ Certificate to the Trustee pursuant to Section 2.10(d) hereof, or, in the event that the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the tenth Business Day immediately preceding any Repayment Date, the tenth Business Day immediately preceding such Repayment Date.

     “Scheduled Maturity Date” means December 15, 2041.
     “Securities” or “Security” has the meaning set forth in the Recitals.
     “Senior Indebtedness” has the meaning set forth in Section 4.1.
     “Stock Price” has the meaning set forth in Section 2.24(b).
     “Trading Day” in respect of the Common Stock or any other security means any day on which the NYSE or, if such Common Stock or other security is not listed on the NYSE, the principal U.S. stock exchange or interdealer quotation system on which such Common Stock or other security is listed, admitted for trading or quoted, is open for trading or, if such Common Stock or other security is not so listed, admitted for trading or quoted, any Business Day. If such Common Stock or other security is so listed, admitted for trading or quoted, Trading Days only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or interdealer quotation system and do not include any day on which any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in such security or in any options, contracts or future contracts relating thereto, occurs or exists for more than one half hour in the aggregate if such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Trading Price” means, on any date of determination, for each $1,000 principal amount of Debentures, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee for $2,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used; and provided further that, if the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of Debentures from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Debentures shall be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock on such determination date and the Conversion Rate then in effect.
     “Trading Price Condition” has the meaning set forth in Section 2.15(a)(iii).
     “Trigger Determination Date” has the meaning set forth in Section 2.7(b).
     “Trigger Event” has the meaning set forth in Section 2.18(e).
     “Trustee” has the meaning set forth in the Recitals.
     “Volume-Weighted Average Price” per share of the Company’s Common Stock, on any Trading Day, means the volume-weighted average price on the NYSE or, if the Company’s Common Stock is not listed on the NYSE, on the principal U.S. stock exchange or interdealer quotation system on which the Company’s Common Stock is then traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed by Bloomberg (under the heading “Bloomberg VWAP” on Bloomberg page BTU <equity> AQR in respect of the period from (9:30 a.m. to 4:00 p.m. (New York City time) on such Trading Day) (or if such volume-weighted average price is not available, the market value of one share on such Trading Day as the Company’s Board of Directors determines in good faith using a volume-weighted method).
     “Warrant and Preferred Stock Settlement Mechanism” has the meaning set forth in Section 3.2(a).
     “Warrant Cap” has the meaning set forth in Section 3.2(a).
ARTICLE II
TERMS OF THE DEBENTURES
     Pursuant to Section 3.01 of the Base Indenture, the Debentures are hereby established with the following terms and other provisions:
     Section 2.1 Designation and Principal Amount.
     (a) There is hereby authorized a series of Securities designated the “4.75% Convertible Junior Subordinated Debentures due 2066,” in the initial aggregate principal amount of $732,500,000.
     (b) The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture but without the consent of the Holders of Debentures, create and issue pursuant to this Indenture an unlimited principal amount of additional Debentures (in excess of any amounts theretofore issued) having the same terms and conditions as those of the other Outstanding Debentures, except that any such additional Debentures (i) may have a different issue date and issue price from other Outstanding Debentures and (ii) may have a different date from which interest shall accrue and amount of interest payable on the first Interest Payment Date after issuance than other Outstanding Debentures. Such additional Debentures shall constitute part of the same series of Debentures hereunder.
     Section 2.2 Issue Date; Maturity. The Debentures shall mature on December 15, 2066 (the “Final Maturity Date”), except in the case of (a) a prior redemption, (b) prior repayment pursuant to Section 2.10, (c) prior conversion pursuant to Section 2.15 and Section 2.16 or (d) the occurrence and continuation of an Event of Default as a result of which the Debentures are accelerated prior to maturity.
     Section 2.3 Place of Payment and Surrender for Registration of Transfer. Payment of principal of and interest on the Debentures shall be made, the transfer of Debentures will be registrable and Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the office or agency of the Trustee maintained for such purpose, initially the Corporate Trust Office. Payment of any principal and interest on Debentures issued as Global Debentures shall be payable by the Company through the Paying Agent to the Depositary in immediately available funds. At the Company’s option, interest on Debentures issued in physical form may be payable (i) by a U.S. dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the

Security Register, or (ii) upon application to the Security Registrar not later than 10 days before the Interest Payment Date by a Holder of Debentures having an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds, which application shall remain in effect until the Holder of Debentures notifies, in writing, the Security Registrar to the contrary.
     Section 2.4 Registered Securities; Form; Denominations; Depositary.
     (a) The Debentures shall be issued in fully registered form as registered Securities and shall be initially issued in the form of one or more permanent Global Debentures (the “Global Debentures”), in the form of Exhibit B hereto. The Debentures shall not be issuable in bearer form. The terms and provisions contained in the Global Debentures shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.
     (b) The Debentures shall be issued in denominations of $1,000 and whole multiples thereof.
     Section 2.5 Interest.
     (a) The Debentures will accrue interest at a rate per annum of 4.75% (the “Debenture Interest Rate”) of the principal amount of $1,000 per Debenture, payable, subject to the provisions of Section 2.6, Section 2.7 and Section 2.8, semi-annually in arrears on June 15 and December 15 of each year (each, an “Interest Payment Date”), commencing on June 15, 2007.
     (i) The amount of interest payable for any Interest Payment Period will be computed as follows:
     (1) for any full Interest Payment Period, on the basis of a 360-day year of 12 30-day months;
     (2) for any period shorter than a full Interest Payment Period, on the basis of 30-day months; and
     (3) for any period shorter than a 30-day month, on the basis of the actual number of days elapsed in that period.
     (ii) In the event that any Interest Payment Date is not a Business Day, payment of the interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day without any interest or other payment in respect of any such delay.
     (b) Interest will accrue and compound semi-annually at the Debenture Interest Rate from and including the date of initial issuance or the last Interest Payment Date in respect of which interest has been paid or duly provided for, as applicable, to but excluding the next succeeding Interest Payment Date on which the interest is actually paid, Conversion Date or Redemption Date, or the Final Maturity Date, as the case may be.

     (c) Interest not paid on any Interest Payment Date, including any interest deferred during any Extension Period, will accrue and compound semi-annually at the Debenture Interest Rate, to the extent permitted by applicable law. Subject to Section 2.5(a)(ii), such interest shall accrue and compound to the date that it is actually paid.
     (d) For so long as the Debentures are held in book-entry-only form, interest shall be paid on each Interest Payment Date to the Person in whose name a given Debenture is registered in the Security Register at 5:00 p.m., New York City time, on the last Business Day prior to the Interest Payment Date (each such date a “Regular Record Date”). In the event that the Debentures are no longer held in book-entry-only form or are not represented by Global Securities, the Company may select different Regular Record Dates, which must each be at least 15 Business Days before the relevant Interest Payment Dates.
     Section 2.6 Optional Deferral of Interest.
     (a) Subject to Section 2.8 and Section 3.2, as long as no Event of Default has occurred and is continuing, and as long as no Mandatory Trigger Event has occurred and no Mandatory Extension Period caused thereby is continuing, the Company shall have the right at any time and from time to time, to defer payments of interest on the Debentures by extending the Interest Payment Period on the Debentures for a period not exceeding 10 years, in the aggregate, following the Interest Payment Date on which interest was deferred (an “Optional Extension Period”). During an Optional Extension Period, Deferred Interest on the Debentures shall not be due and payable, except to the extent of APM Eligible Proceeds available pursuant to Section 2.10(e), if applicable, but will continue to accrue and compound semi-annually, to the extent permitted by applicable law, at the Debenture Interest Rate.
     (b) If a Mandatory Trigger Event occurs on or after commencement of an Optional Extension Period, the Optional Extension Period shall be deemed suspended for so long as the Mandatory Extension Period is continuing and the provisions of Section 2.7 shall apply. Upon the termination of such Mandatory Extension Period, the Optional Extension Period will continue.
     (c) An Optional Extension Period shall terminate on such date as all accrued and unpaid interest, together with Compounded Interest, if any, has been paid by the Company, provided that in no event shall an Optional Extension Period (regardless of whether a Mandatory Extension Period causes the extension of such Optional Extension Period) extend beyond the date which is 10 years following the commencement of the Optional Extension Period, beyond the Redemption Date or beyond the Final Maturity Date of the Debentures. Upon termination of an Optional Extension Period, the Company may commence a new Optional Extension Period, subject to the other conditions in this Section 2.6, there being no limit to the number of such new Optional Extension Periods the Company may elect.
     (d) During an Optional Extension Period, the Company shall be subject to the covenants set forth in Section 3.1.
     (e) The Company shall give written notice of its election to defer payments of interest on the Debentures for an Optional Extension Period, which such notice shall be irrevocable, at least 15 and not more than 60 days prior to the first Interest Payment Date during such Optional Extension Period as follows:
     (i) by first class mail, postage prepaid, addressed to the Holders of Debentures; or
     (ii) as to any Global Debenture registered in the name of DTC or its nominee, by e-mail, fax, or any other manner as agreed to by the Company and the Holders of any such Global Debenture.
     A copy of any such notice to Holders of Debentures or Global Debentures, if given by the Company, shall be mailed or delivered to the Trustee at the same time.
     (f) The Company shall give written notice to the Holders of Debentures, with a copy to the Trustee, of its election to terminate an Optional Extension Period at least 15 days but not more than 60 days prior to the Interest Payment Date upon which the Optional Extension Period shall terminate and all Deferred Interest shall be paid.
     Section 2.7 Mandatory Deferral of Interest.
     (a) Subject to Section 2.8 and Section 3.2, if and to the extent that a Mandatory Trigger Event has occurred and is continuing as of any Trigger Determination Date, and regardless of the election by the Company prior thereto to optionally defer interest payments pursuant to Section 2.6, the Company shall be required to defer payments of interest on the Debentures beginning on the Interest Payment Date immediately following such Trigger Determination Date, thereby extending the Interest Payment Period on the Debentures until (but not including) the first subsequent Interest Payment Date for which no Mandatory Trigger Event has occurred as of the Trigger Determination Date applicable to such Interest Payment Date, but in any event for a period not extending beyond the date which is 10 years following commencement of the applicable Extension Period (a “Mandatory Extension Period”). During a Mandatory Extension Period, Deferred Interest on the Debentures shall not be due and payable, except to the extent of APM Eligible Proceeds available pursuant to Section 2.10(e), but will continue to accrue and compound semi-annually, to the extent permitted by applicable law, at the Debenture Interest Rate.
     (b) “Mandatory Trigger Event” with respect to each Interest Payment Date means a determination by the Company that both of the following conditions exist as of the day that is the 30th day prior to such Interest Payment Date (or, in the event that such date is not a Business Day, the immediately preceding Business Day) (a “Trigger Determination Date”):
     (i) The Leverage Ratio for each of the three most recently completed fiscal quarters was equal to or greater than 6.0; and
     (ii) The Interest Coverage Ratio for each of the three most recently completed fiscal quarters was less than or equal to 2.0.

     The Mandatory Extension Period shall continue until either (or both) of the conditions in clauses (i) and (ii) above no longer exists as of the Trigger Determination Date applicable to any subsequent Interest Payment Date.
     For purposes of determining whether a Mandatory Trigger Event has occurred on any relevant Trigger Determination Date, any accrued but unpaid Optionally Deferred Interest will be counted as if it had been paid in cash.
     (c) If, because of a change in GAAP that, considered cumulatively with any other such changes, results in a change in an accounting principle or a restatement, the Company’s Leverage Ratio or Interest Coverage Ratio is higher or lower than it would have been absent such change, then, for purposes of the calculations described in clauses (b)(i) and (ii) of this Section 2.7, commencing with the fiscal quarter for which such change in GAAP becomes effective, such Leverage Ratio or Interest Coverage Ratio, as applicable, shall be calculated on a pro forma basis as if such change had not occurred.
     (d) During a Mandatory Extension Period, the Company shall be subject to the covenants set forth in Section 3.1 and Section 3.2.
     (e) By acquiring a Debenture or an interest therein, each Holder or beneficial owner of a Debenture, as the case may be, agrees that in the event of the Company’s bankruptcy, insolvency or receivership, whether voluntary or not, prior to the Final Maturity Date or redemption, repayment pursuant to Section 2.10 or conversion of the Debentures, any unpaid Mandatorily Deferred Interest, or Compounded Interest on Mandatorily Deferred Interest, in excess of the amount of such interest that is equal to two years of accrued and unpaid interest (including Compounded Interest on the two earliest years of Mandatorily Deferred Interest) on the Debentures (the “Foregone Interest”) shall not be due and payable and no such Holder or beneficial owner will have any claim for, and thus any right to receive, such Foregone Interest; provided that such limitation shall not reduce the amounts holders of Senior Indebtedness would have been entitled to receive in the absence thereof.
     (f) By not later than the 15th day prior to each Interest Payment Date for which the Interest Payment Period is being extended by reason of a Mandatory Trigger Event, the Company shall give notice of such Mandatory Extension Period as follows:
     (i) by first class mail, postage prepaid, addressed to the Holders of Debentures; or
     (ii) as to any Global Debenture registered in the name of DTC or its nominee, by e-mail, fax, or any other manner as agreed to by the Company and the Holders of any Global Debenture.
     Such notice shall state that a Mandatory Trigger Event has occurred and that interest payments will be paid only in accordance with the Warrant and Preferred Stock Settlement Mechanism or will be deferred and shall set forth:
     (i) the Leverage Ratio for each of the three most recently completed fiscal quarters; and

     (ii) the Interest Coverage Ratio for each of the three most recently completed fiscal quarters.
     A copy of any such notice to Holders of Debentures, if given by the Company, shall be mailed or delivered to the Trustee at the same time.
     (g) The Company shall give written notice to the Holders of Debentures, with a copy to the Trustee, of termination of a Mandatory Extension Period at least 15 days but not more than 60 days prior to the Interest Payment Date upon which the Mandatory Extension Period shall terminate and all Deferred Interest shall be paid.
     Section 2.8 Deferral of Interest in General.
     (a) Any Deferred Interest will in all events be due and payable upon the Final Maturity Date, subject, in the case of Foregone Interest, to Section 2.7(e).
     (b) At the termination of any Extension Period, the Company shall pay all Deferred Interest then accrued and unpaid, together with Compounded Interest, on the Interest Payment Date on which such Extension Period terminates. Unless otherwise terminated pursuant to Section 2.6(f) or Section 2.7(g) hereof, an Extension Period will be deemed to terminate upon any redemption or upon any acceleration of the Final Maturity Date.
     (c) In no event shall any Extension Period (i) exceed 10 consecutive years following the first Interest Payment Date on which any interest payment was deferred pursuant to Section 2.6 or Section 2.7, (ii) unless Deferred Interest is satisfied using the Warrant and Preferred Stock Settlement Mechanism, end on a date other than an Interest Payment Date, (iii) extend beyond the Redemption Date, or (iv) extend beyond the Final Maturity Date. For purposes of determining compliance with the foregoing limitation on any Extension Period, (x) only when all Deferred Interest has been paid shall any Extension Period end; and (y) after the commencement of an Extension Period, the period from the first Interest Payment Date for which interest is deferred pursuant to Section 2.6 or Section 2.7 and ending on the date on which all Deferred Interest, including Compounded Interest, is paid in full, shall be included for purposes of calculating the length of an Extension Period.
     Section 2.9 Right to Optional Redemption by the Company.
     (a) The Debentures will not be subject to redemption prior to December 20, 2011. Subject to clauses (c) and (d) below, the Debentures are subject to redemption, at the option of the Company, in whole or in part, (i) between December 20, 2011 and December 19, 2036, at any time at which the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the date one Trading Day prior to the day the Company gives a notice of redemption is greater than 130% of the Conversion Price applicable to the relevant Trading Day and (ii) on or after December 20, 2036 at any time, in each case at a redemption price in cash equal to the Par Redemption Amount.
     (b) Any such redemption shall be governed by Article 11 of the Base Indenture.

     (c) The Company may not redeem any Debentures unless all accrued and unpaid interest on all Outstanding Debentures, including Deferred Interest, if any, has been paid in full for all Interest Payment Periods terminating on or prior to the Redemption Date.
     (d) If any Perpetual Preferred Stock is outstanding, the Company may not optionally redeem any Debentures unless it first gives irrevocable notice of redemption, pursuant to Section 7 of the Perpetual Preferred Stock Certificate of Designations, of the Perpetual Preferred Stock in whole or, if the redemption of the Debentures is in part, in the same proportion as the redemption of the Debentures. For the avoidance of doubt, this restriction does not apply to the Company’s obligation to repay the Debentures at the Scheduled Maturity Date pursuant to Section 2.10 hereof.
     (e) Each notice that the Debentures are being redeemed pursuant to the Indenture, shall, in addition to setting forth the information required pursuant to Section 11.02 of the Base Indenture, state that the Debentures are being optionally redeemed pursuant to the Indenture and set forth the facts permitting such redemption and, if less than all outstanding Debentures are to be redeemed, to the extent that the Debentures are not all held in global form, shall identify the particular Debentures to be redeemed.
     (f) Notwithstanding the provisions of Section 11.02 of the Base Indenture, if the Debentures are held in book-entry form through DTC, the Company may give notice of redemption in any manner permitted by DTC, with a copy to the Trustee.
     (g) Any notice of redemption, once given by the Company, shall be irrevocable.
     (h) If the Par Redemption Amount in respect of any Debentures called for redemption is not paid on the Redemption Date, such amount shall, until paid, bear interest from the Redemption Date at the Debenture Interest Rate compounded semiannually.
     Section 2.10 Scheduled Maturity.
     (a) On each Repayment Date, the principal amount of, and all accrued and unpaid interest on, all then Outstanding Debentures shall be payable in full, provided that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to and in accordance with clause (d) of this Section 2.10 in connection with such Repayment Date, (A) the amounts of principal and interest in respect of the Debentures that the Company is obligated to pay on such Repayment Date, if any, shall be the amounts set forth in the notice of repayment accompanying such Officers’ Certificate and (B) such amounts of principal and interest in respect of the Debentures shall be due and payable on such Repayment Date pursuant to this Section 2.10. In the event that the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the tenth Business Day immediately preceding any Repayment Date, the entire principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on such Repayment Date.
     (b) The principal of, and all accrued and unpaid interest on, all Outstanding Debentures shall be due and payable on the Final Maturity Date.

     (c) The obligation of the Company to repay the Debentures pursuant to this Section 2.10 on any date prior to the Final Maturity Date shall be subject to (A) its obligations under Article Fourteen of the Base Indenture as amended by this First Supplemental Indenture to the holders of Senior Indebtedness and (B) its obligations under Section 2.7 with respect to the payment of Mandatorily Deferred Interest.
     (d) The Company shall, if it has not raised sufficient QCS Proceeds in connection with any Repayment Date to repay principal and interest on all then Outstanding Debentures in full, deliver an Officers’ Certificate to the Trustee (who shall forward such certificate to each Holder of Debentures as soon as practicable) no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of QCS Proceeds, if any, raised in connection with such Repayment Date. Each Officers’ Certificate delivered pursuant to this clause (d), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 2.10(h) setting forth the amounts of interest and principal in respect of the Debentures that the Company will repay on such Repayment Date, which amounts shall be equal to or greater than the amount of QCS Proceeds to be applied thereto pursuant to clause (e) of this Section 2.10.
     (e) QCS Proceeds shall be applied by the Company first, to pay Mandatorily Deferred Interest (to the extent that such QCS Proceeds are also APM Eligible Proceeds), second, to pay Optionally Deferred Interest (provided that if such payment is to be made following the date that is five years following the first Interest Payment Date as of which the Company commenced an Optional Extension Period (as may be extended by any Mandatory Extension Period occurring within such Optional Extension Period), only to the extent that such QCS Proceeds are also APM Eligible Proceeds), third, to pay current interest to the extent not paid from other sources, and fourth, to pay the principal of the Debentures, subject to a minimum principal amount of $5 million to be repaid on any Repayment Date; provided that if the Company is obligated to sell Qualifying Capital Securities and apply the net proceeds to payments of principal of or interest on any other outstanding securities that rank pari passu with the Debentures, then on any date and for any period the amount of APM Eligible Proceeds received by the Company from those sales and available for such payments shall be applied to the Debentures and those other equal-ranking securities pro rata in accordance with their respective outstanding principal amounts.
     (f) If less than all the Debentures are to be repaid on any Repayment Date, the particular Debentures to be repaid shall be selected prior to such Repayment Date by the Trustee, from the Outstanding Debentures not previously repaid or called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debentures, provided that the portion of the principal amount of any Debentures not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination of $1,000) for such Debentures.
     (g) The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debentures repaid or to be repaid only in part, to the portion of the principal amount of such Debentures which has been or is to be repaid. If the Company shall so direct in writing, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for repayment.
     (h) Notice of repayment shall be given by the Company by first-class mail, postage prepaid, mailed not earlier than the 15th Business Day, and not later than the tenth Business Day, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Securities Register, with a copy to the Trustee. Each notice of repayment shall identify the Debentures to be repaid (including CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:
     (i) the Repayment Date;
     (ii) the payment amount and the manner of its calculation;
     (iii) that the Debentures are being paid pursuant to the Indenture;
     (iv) if less than all Outstanding Debentures are to be paid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be paid;
     (v) that on the Repayment Date, the principal amount of the Debentures to be paid shall become due and payable upon each such Debenture or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and
     (vi) the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.
Notice of repayment shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debentures designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other Debentures.
     (i) Prior to 10:00 a.m. New York City time on the Repayment Date specified in the notice of repayment given as provided in Section 2.10(h), the Company shall deposit with the Trustee an amount of money sufficient to pay the principal amount of, and any accrued interest (including Deferred Interest and Compounded Interest) on, all the Debentures which are to be repaid on that date.
     (j) If any notice of repayment has been given as provided in Section 2.10(h), the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said securities or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any Deferred Interest and Compounded Interest) to the Repayment Date.
     (k) Upon presentation of any Debentures repaid in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, new Debentures, of authorized denominations, in an aggregate principal amount equal to the portion of the Debentures not repaid and so presented and having the same original issue date and terms. If a Global Debenture is so surrendered, such new Debenture shall also be a new Global Debenture. If any Global Debenture is repaid in part only, and the Depositary so permits, the Trustee or a custodian at the direction of the Trustee shall make a notation on such Global Debenture as to the reduction in the principal amount in lieu of new Debentures being authenticated and delivered.
     (l) If any Debentures called for repayment shall not be so paid upon surrender thereof, the principal of such Debentures shall, until paid, bear interest from the Repayment Date at the Debenture Interest Rate.
     Section 2.11 Events of Default.
     (a) The Base Indenture is hereby amended and supplemented with respect to the Debentures as follows: An “Event of Default” with respect to the Debentures shall mean (and the following shall replace in their entirety the provisions of clauses (a) through (f) of Section 5.01 of the Base Indenture with respect to the Debentures (except to the extent referred to below with respect to clause (e)):
     (i) default for 30 calendar days in the payment of any interest on the Debentures, including any Compounded Interest, when it becomes due and payable under the Indenture; provided, however, that the deferral of interest during an Extension Period satisfying Section 2.6 or Section 2.7, as applicable, and Section 2.8, as applicable, hereof shall not constitute a default in the payment of interest;
     (ii) deferral of interest on the Debentures, due to a mandatory deferral or optional deferral, or combination thereof, that continues for 10 consecutive years after the date on which the Company began the deferral of interest without all Deferred Interest, including any Compounded Interest, having been paid in full on or prior to the day that is 30 days after the date that is 10 years after the commencement of such deferral;
     (iii) default in the payment of the principal of the Debentures when due; or
     (iv) an Event of Default as set forth in clause (e) of Section 5.01 of the Base Indenture.
     (b) Notwithstanding anything to the contrary contained in Article Five of the Base Indenture, in the event of a default pursuant to Section 2.11(a)(iv) prior to the Final Maturity Date or redemption, repayment pursuant to Section 2.10 or conversion of the Debentures no

Holder or beneficial owner of a Debenture, as the case may be, shall have any claim for, or right to receive, any Foregone Interest and any Foregone Interest shall not be due and payable.
     (c) For the avoidance of doubt, (A) the use of sources of funding other than the Warrant and Preferred Stock Settlement Mechanism to fund (i) interest payments during a Mandatory Extension Period or (ii) payments of Optionally Deferred Interest following the date that is five years (as may be extended by any Mandatory Extension Period occurring within an Optional Extension Period) following the first Interest Payment Date as of which the Company commenced an Optional Extension Period or (B) the failure of the Company to use its commercially reasonable efforts to sell Qualifying Capital Securities pursuant to Section 3.3 or to apply QCS Proceeds pursuant to Section 2.10(e), shall, in neither case, be an Event of Default hereunder, but shall constitute a Covenant Breach hereunder.
     Section 2.12 Covenant Breaches. The Base Indenture is hereby amended and supplemented with respect to the Debentures as follows:
     (a) Section 5.05 is amended in its entirety as follows: “No Holder of a 4.75% Convertible Junior Subordinated Debenture (a “Debenture”) shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) (A) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, with a copy to the Company, or (B) the Trustee shall have previously given notice of such default to the Company, (ii) the Holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, or a majority in aggregate principal amount of the Debentures then Outstanding, in the case of a Covenant Breach (as defined in the First Supplemental Indenture hereto, dated as of December 20, 2006), shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) the Trustee for 90 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding during such 90-day period, and (iv) during such 90-day period no direction inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in aggregate principal amount of the Debentures then Outstanding (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture), it being understood and intended, and being expressly covenanted by the Holder of every Debenture with every other Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders.
     Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Debenture to receive payment of the principal of, and interest on, such Debenture, on or after the respective due dates expressed in such Debenture or to receive any consideration due to such Holder upon any conversion of Debentures, or to institute suit for the enforcement of any such payment on or after such respective dates or for the enforcement of the Company’s obligation to deliver conversion consideration when due shall not be impaired or affected without the written consent of such Holder.”
     (b) Section 5.06 is amended in its entirety as follows: “If an Event of Default with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     If a Covenant Breach with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. If a Covenant Breach with respect to the Debentures occurs and is continuing, and then only if the Trustee is directed by Holders of Debentures pursuant to and in accordance with Section 5.08 hereof and, if so requested by the Trustee, an indemnity reasonably satisfactory to it is granted by the Holders, the Trustee shall proceed to protect and enforce the rights of the Holders of the Debentures by such appropriate judicial proceedings as such Holders shall so direct to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.”
     (c) Section 5.08 is amended in its entirety as follows: “The Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debentures; provided, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability. Subject to Section 5.02, the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the Holders of all of the Debentures waive any past Covenant Breach, default or Event of Default described in Section 5.01, or any other Event of Default for such series specified in the terms thereof as contemplated by Section 3.01, and its consequences except a default in the payment of interest on, or the principal of, any of the Debentures or a default in respect of a provision of this Indenture that, under Section 9.02, cannot be modified or amended without the consent of each Holder of each Debenture affected by such modification or amendment. Upon any such waiver the Company, the Trustee and the Holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Covenant Breach, default or Event of Default or impair any right consequent thereon. Whenever any Covenant Breach, default or Event of Default hereunder shall have been waived as permitted by this Section 5.08, said Covenant Breach, default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing.”

     (d) The final sentence of Section 6.02 is amended in its entirety as follows: “For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, a Covenant Breach or Event of Default.”
     (e) The parties hereto agree and acknowledge that in the case of any failure to deliver consideration deliverable in respect of any conversion (other than a conversion upon notice of redemption or in connection with a Non-Stock Change of Control), monetary damages would not be adequate and hereby specify specific performance as the remedy for any such failure.
     Section 2.13 Designation of Depositary. Initially, the Depositary for the Debentures will be DTC. The Global Debentures will be registered in the name of the Depositary or its nominee, initially Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants.
     Section 2.14 Definitive Form of Debentures. The Debentures shall be issued in definitive form only under the limited circumstances set forth in Section 3.07 of the Base Indenture.
     Section 2.15 Conversion Rights.
     (a) Subject to and upon compliance with the provisions of this Indenture, on or prior to December 15, 2041 (or, if that is not a Trading Day, the first Trading Day thereafter), the Holder of any Debenture not previously redeemed shall have the right, at such Holder’s option, to convert such Holder’s Debenture, or any portion thereof with an aggregate principal amount that is a multiple of $1,000, into, as provided herein, cash, Perpetual Preferred Stock, Common Stock or a combination thereof, at the Conversion Rate in effect on the Conversion Date, by surrender of the Debenture so to be converted in whole or in part, together with any required funds, under the circumstances and in the manner described in this Section 2.15 and Section 2.16; provided, however, that at any time prior to the close of business on December 15, 2036, Holders may convert their Debentures only during the periods and under the conditions specified in clauses (i) through (v) below:
     (i) during any calendar quarter commencing after the Issue Date, and only during such calendar quarter, if the Closing Sale Price per share of the Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds 140% of the then applicable Conversion Price;
     (ii) at any time after the Company has issued a notice of redemption of the Debentures pursuant to Article 11 of the Base Indenture and Section 2.9 hereof until 5:00 p.m., New York City Time, on the last Business Day preceding the Redemption Date;
     (iii) during the 10 Trading Days immediately following any five-consecutive-Trading-Day period in which the Trading Price per $1,000 principal amount of the Debentures for each day of such five-consecutive-Trading-Day period is determined, after a request to conduct such measurement, to be less than 98% of the product of the Closing Sale Price per share of the Company’s

Common Stock and the Conversion Rate in effect on each such Trading Day (the “Trading Price Condition”);
     (iv) if a Change of Control occurs, at any time beginning on the Effective Date of such Change of Control and until and including the date which is 35 calendar days after such Effective Date; or
     (v) if (A) the Company distributes to all or substantially all holders of Common Stock rights or warrants entitling them to subscribe for or purchase, for a period expiring within 60 calendar days of the Record Date for the determination of the shareholders entitled to receive such distribution, shares of Common Stock, at a price per share less than the average of the Closing Sale Price per share of the Common Stock for five consecutive Trading Days immediately preceding, but not including, the date of first public announcement of such distribution, or (B) the Company distributes to all or substantially all holders of Common Stock, cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in Sections 2.18(b) or (d) and the amount of cash dividends not in excess of the Dividend Threshold Amount per share of Common Stock per calendar quarter), which distribution, together with all other such distributions within the preceding 12 months, has a per share Fair Market Value exceeding 20% of the average of the Closing Sale Prices of the Company’s Common Stock for the five consecutive Trading Days ending on the date immediately preceding, but not including, the date of the first public announcement for such distribution, then, in either case, the Holders shall have the right to convert Debentures at any time on and after the date that the Company gives notice to the Holders of such distribution, which shall be not less than 25 Trading Days prior to the Ex-Dividend Time for such distribution, until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that a Holder of Debentures may not convert its Debentures pursuant to this Section 2.15(a)(v) if the Holder will otherwise participate in such distribution without conversion as a result of holding the Debentures.
     Debentures and portions of Debentures that are to be redeemed pursuant to Section 2.9 shall cease to be convertible by the Holder thereof at 5:00 p.m., New York City Time, on the Business Day immediately preceding the Redemption Date unless the Company defaults in the payment of the redemption price.
     The Trustee (or other conversion agent appointed by the Company) shall, upon the request of, and on behalf of, the Company, determine whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (iii) above and, if the Debentures shall be so convertible, the Trustee (or other conversion agent appointed by the Company) shall promptly deliver to the Company and the Trustee (if the Trustee is not the conversion agent) written notice thereof.

     The Company appoints the Trustee as the initial conversion agent. The Trustee may resign from its appointment as conversion agent at any time and the Company shall then appoint a new conversion agent. The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price under Section 2.15(a)(iii) unless the Company has requested that the Trustee (or other conversion agent appointed by the Company) make such a determination. The Company shall have no obligation to make such request unless so requested in writing by a Holder that provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 98% of the product of the Closing Sale Price per share of the Company’s Common Stock and the Conversion Rate then in effect. If a Holder submits such a request, the Company shall instruct the Trustee (or other conversion agent) to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Debentures is greater than or equal to 98% of the product of the Closing Sale Price per share of the Common Stock and the Conversion Rate then in effect for five consecutive Trading Days. If, at any point after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Debentures is greater than 98% of the product of the Closing Sale Price per share of the Common Stock and the Conversion Rate then in effect, the Company shall notify the Holders of Debentures.
     The right to convert Debentures will expire at 5:00 p.m., New York City time, on December 15, 2041 (or, if that is not a Trading Day, the first Trading Day thereafter).
     “Ex-Dividend Time” means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade “regular way” on the principal securities exchange or market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.
     (b) Whenever the Debentures shall become convertible pursuant to this Section 2.15, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 17.02 and Section 17.03 of the Base Indenture, and the Company shall also publicly announce such information and publish it on the Company’s Internet site or otherwise publicly disclose it.
     (c) A Holder of Debentures is not entitled to any rights of a holder of Common Stock or Perpetual Preferred Stock until such Holder has converted his Debentures and received upon conversion thereof shares of Common Stock or perpetual Preferred Stock.
     To the extent that the cash, Perpetual Preferred Stock or Common Stock received by a Holder of Debentures upon the conversion of the Debentures is subject to U.S. withholding tax and such cash, Perpetual Preferred Stock or Common Stock is not sufficient to comply with the Company’s U.S. withholding obligations with respect to these amounts, the Company may, to the extent required by law, recoup or set-off such liability against any payments subsequently made with respect to such Perpetual Preferred Stock or Common Stock, including, but not limited to, any actual cash dividends or distributions subsequently made with respect to such Perpetual Preferred Stock or Common Stock.

     Section 2.16 Exercise of Conversion Right; No Adjustment for Interest or Dividends.
     (a) In order to exercise the conversion right with respect to any Debenture in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose in The City of New York pursuant to Section 10.02 of the Base Indenture or, at the option of the Holder of such Debenture, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Debenture duly endorsed for transfer, accompanied by the funds, if any, required by this Section 2.16. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for any shares of Common Stock or Perpetual Preferred Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 2.20.
     (b) In order to exercise the conversion right with respect to any interest in a Global Debenture, the beneficial owner must arrange for its broker, dealer or other DTC participant to complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Debenture; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 2.16 and any transfer taxes if required pursuant to Section 2.20.
     (c) If the Company is required to issue shares of Common Stock or Perpetual Preferred Stock upon settlement in accordance with Section 2.23, as promptly as practicable after satisfaction of the requirements for conversion set forth herein and in no event later than three Business Days after the final day of the related Conversion Reference Period, the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 10.02 of the Base Indenture, (i) the number of full shares of Common Stock or Perpetual Preferred Stock (if any) issuable upon the conversion of such Debenture or portion thereof as determined by the Company in accordance with the provisions of Section 2.23; provided that in the case of Debentures submitted for conversion in connection with a Non-Stock Change of Control pursuant to Section 2.15(a)(iv) on or after the Record Date for receiving distributions in connection with the Non-Stock Change of Control, or if earlier, the Effective Date, the Conversion Value pursuant to Section 2.23 shall be determined based on the kind and amount of cash, securities and other assets or property that a holder of a number of shares of Common Stock equal to the Conversion Rate would have owned or been entitled to receive in such transaction; and provided, further that if the determination date is the Record Date, the Holder shall receive the Conversion Value on the Effective Date, and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 2.17. The date on which all requirements for conversion set forth herein are satisfied being is herein referred to as the “Conversion Date.”
     (d) The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the last Trading Day of the Conversion Reference Period the holder of record of the shares represented thereby. All anti-dilution adjustments to the Conversion Rate and determinations as to entitlement to interest thereon shall be carried out through that date in respect of the Debentures converted and upon that date the Holder will no longer be a Holder of such Debentures.
     (e) If the last Trading Day of the Conversion Reference Period applicable to conversion of any Debenture falls after a Regular Record Date but prior to the corresponding Interest Payment Date, interest thereon shall be payable to the holder of record on such Regular Record Date. However, any Debenture or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable by the Company on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Debentures in connection with a redemption and the Company has specified a Redemption Date that would, if it were the Conversion Date for any Debentures, result in the last Trading Day of the Conversion Reference Period for those Debentures falling after a Record Date and on or prior to the corresponding Interest Payment Date, (2) if a Holder converts its Debentures in connection with a Non-Stock Change of Control and the final date upon which Debentures may be converted to qualify for receipt of the related Additional Shares would, if it were the Conversion Date for any Debentures, result in the last Trading Day of the Conversion Reference Period for those Debentures falling after a Record Date and on or prior to the corresponding Interest Payment Date, (3) to the extent of any overdue or deferred interest, including any Compounded Interest, if any overdue or deferred interest exists at the time of conversion with respect to such Debenture or (4) if Holder converts its Debentures following the last Record Date prior to December 15, 2041. Except as otherwise provided herein, no payment or other adjustment shall be made for dividends on any shares issued upon the conversion of such Debenture hereunder. Accrued interest, if any, to the date of conversion not paid in cash is deemed to be paid in full with the Perpetual Preferred Stock, cash or shares of Common Stock delivered upon conversion, rather than cancelled, extinguished or forfeited. For purposes of this clause (e), all days that are, on any Conversion Date, scheduled to be Trading Days shall constitute Trading Days without regard to whether, due to a market disruption or otherwise, such days ultimately fail to meet the definition of “Trading Day” herein.
     Upon the conversion of an interest in a Global Debenture, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debentures effected through any conversion agent other than the Trustee.
     In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 3.03 of the Base Indenture, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.
     Section 2.17 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the Closing Sale Price on the last Trading Day immediately preceding the Conversion Date.
     Section 2.18 Conversion Rate.
     (a) The Conversion Rate (the “Conversion Rate”) for the Debentures is 16.1421 shares of Common Stock per each $1,000 principal amount of the Debentures, subject to adjustment as provided in this Section 2.18.
     (b) In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of its outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction,
     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this clause (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause (b) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (c) In case the Company shall issue to all or substantially all holders of its outstanding shares of Common Stock rights or warrants entitling them (for a period expiring within 60 calendar days after the date fixed for determination of shareholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Company’s Common Stock on the five consecutive Trading Days immediately preceding the date of the first public announcement of such issuance of rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights or warrants by a fraction,
     (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and
     (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of shareholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at Current Market Price for the five consecutive Trading Days immediately preceding the first public announcement of the issuance of such rights or warrants.
     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants; provided that no adjustment to the Conversion Rate shall be made if the Holder shall otherwise participate in such distribution without conversion as a result of holding the Debentures. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.
     If the rights provided for in the Company’s stockholder rights agreement dated July 24, 2002 or in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Debentures, if any, the Conversion Rate will be adjusted as provided in Section 2.18(e).
     (d) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such subdivision or combination by a fraction,

     (i) the numerator of which shall be the number of shares of Common Stock outstanding after, and solely as a result of, such subdivision or combination, and
     (ii) the denominator of which shall be the number of shares of Common Stock outstanding prior to such subdivision or combination, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of Common Stock shares of any class of capital stock of the Company, assets (including shares of any Subsidiary or business unit of the Company), debt securities or rights to purchase the Company’s securities (excluding any rights described in clause (c) above and any cash dividends or other cash distributions), then, in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,
     (i) the numerator of which shall be the Current Market Price of the Company’s Common Stock on such Record Date; and
     (ii) the denominator of which shall be the Current Market Price of the Company’s Common Stock on such Record Date less the Fair Market Value (as determined by the Company’s Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the distribution applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price of one share of Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of assets such Holder would have received had such Holder converted each Debenture prior to the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 2.18(e) by reference to the actual or when-issued trading market for any securities, it must, in doing so, consider the prices in such market over the same period used in computing the Current Market Price of one share of Common Stock on the applicable Record Date.
     Notwithstanding the foregoing, if the dividend or distribution requiring an adjustment pursuant to this clause (e) consists of capital stock of any class or series, or similar equity interests, of a Subsidiary or other business unit of the Company, then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

     (i) the numerator of which shall be (x) the average of the Closing Sale Prices of the Company’s Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which the Company’s Common Stock then listed or quoted, plus (y) the market value distributed per share of the Company’s Common Stock based upon the average of the Closing Sale Prices of the security distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which such security is then listed or quoted and
     (ii) the denominator of which shall be the average of the Closing Sale Prices of the Company’s Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which Company’s Common Stock is then listed or quoted.
     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 2.18(e) (and no adjustment to the Conversion Rate under this Section 2.18(e) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 2.18(e). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 2.18(e) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Rate shall be made pursuant to this Section 2.18(e) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of the Debentures upon conversion by such Holders of Debentures to Common Stock, unless such rights or warrants have become separated from the Common Stock in accordance with the provisions of the relevant agreement such that the Holders would not thereafter be entitled to receive such rights or warrants in respect of Common Stock issuable upon conversion of the Debentures. In such circumstances an adjustment to the Conversion Rate shall be made with respect to Debentures then outstanding pursuant to Section 2.18(e) (to the extent required thereby) upon the separation of the rights or warrants from the Common Stock.
     For purposes of this Section 2.18(e) and Sections 2.18(b) and (c), any dividend or distribution to which this Section 2.18(e) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 2.18(e) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 2.18 (b) and (c) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of shareholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 2.18(b) and (c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 2.18(b).
     (f) In case the Company shall distribute to all or substantially all holders of its shares of Common Stock, cash (excluding (x) any distributions described in Section 2.18(g) or (y) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the Trading Day immediately prior to the Ex-Dividend Date for such distribution on the NYSE or the principal U.S. stock exchange or interdealer quotation system on which the Common Stock is then listed or quoted by a fraction,
     (i) the numerator of which shall be equal to the Current Market Price per share of Common Stock on such date, less the Dividend Threshold Amount; and
     (ii) the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date, less the amount of the distribution per share of Common Stock, such adjustment to become effective immediately after the opening of business on the Ex-Dividend Date for such distribution, provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of one share of Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Debenture prior to the Record Date. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (g) In case the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Debentures are outstanding, distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock of the Company, where the sum (such sum, the “aggregate amount” for purposes of this Section 2.18(g)) of the amount of such cash distributed and the Fair Market Value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration date of the tender offer or exchange offer (the last date on which shares of Common Stock can be tendered or exchanged), of such other consideration distributed, each per share of Common Stock purchased or exchanged, pursuant to such tender offer or exchange offer as of the expiration date of the tender offer or exchange offer (such purchased or exchanged shares of Common Stock, the “purchased shares” for purposes of this Section 2.18(g)) exceeds the Closing Sale Price per share of the Company’s Common Stock on the Trading Day immediately following the expiration date of such tender offer or exchange offer, then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately following the expiration date of such tender offer or exchange offer by a fraction,
     (i) the numerator of which is equal to the sum of (A) the aggregate amount and (B) the product of (I) an amount equal to (1) the number of shares of Common Stock outstanding as of the expiration date of the tender offer or exchange offer, less (2) the purchased shares and (II) the Closing Sale Price per share of the Company’s Common Stock on the first Trading Day immediately following the expiration date of the tender offer or exchange offer; and
     (ii) the denominator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the expiration date of the tender offer or exchange offer (including all purchased shares) and (B) the Closing Sale Price per share of the Company’s Common Stock on the first Trading Day immediately following the expiration date of the tender offer or exchange offer.
     An adjustment, if any, to the Conversion Rate pursuant to this Section 2.18(g) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the expiration date of the tender offer or exchange offer. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 2.18(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 2.18(g).
     (h) The Company may make such increases in the Conversion Rate, in addition to those required by Section 2.18(b)-(g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Debentures, with a copy to the Trustee, a notice of the increase, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.
     (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 2.18(i) are not required to be made shall be carried forward and the Company shall make such carry-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carry-forward, upon any redemption, upon a Change of Control or on the Final Maturity Date. All calculations under this Section 2.18 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.
     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Debenture at its last address appearing on the Security Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k) In any case in which this Section 2.18 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 2.18(b), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 2.18(c), or (4) the expiration time for any tender or exchange offer pursuant to Section 2.18(g), (each, an “adjustment determination date” for purposes of this Section 2.18(k)), the Company may elect to defer until the occurrence of the applicable “adjustment event” (as hereinafter defined) (x) issuing to the Holder of any Debenture converted after such adjustment determination date and before the occurrence of such adjustment event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such adjustment event over and above the cash and, if applicable, Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional shares. For purposes of this Section 2.18(k), the term “adjustment event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (l) For purposes of this Section 2.18, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (m) No adjustment to the Conversion Rate shall be made pursuant to this Section 2.18 if the Holders of the Debentures may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 2.18.
     (n) In respect of the settlement of any conversion in accordance with Section 2.23, all adjustments to the Conversion Rate pursuant to this Section 2.18 shall be made for each day in the applicable Conversion Reference Period.
     Section 2.19 Effect of Reclassification, Consolidation, Merger or Sale.
     (a) In the event of:
     (i) any reclassification of the outstanding shares of Common Stock,

     (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or
     (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive capital stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of Debentures as set forth in this Indenture. Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 2.18.
     (b) Notwithstanding the provisions of Section 2.23, the Conversion Value in respect of any Debentures tendered for conversion on or after the 20th Trading Day immediately preceding the effective date of any such transaction shall be calculated in accordance with the definition of Conversion Value herein, except that for each of the Trading Days in the Conversion Reference Period on or after the effective date for such transaction, the relevant daily value will equal the daily value of the Exchange Property pertaining to such Debentures. For these purposes, “Exchange Property” means the kind and amount of shares of capital stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate (plus Additional Shares, to the extent that the holder is entitled to Additional Shares in accordance with Section 2.24 upon conversion) then in effect. Notwithstanding the foregoing, to the extent holders of our Common Stock are permitted to elect the form of consideration to be received in such transaction, the Exchange Property will be deemed for all purposes under this Section 2.19 to be the weighted average of the types and amounts of consideration received by holders of Common Stock that affirmatively make an election or, if a majority of holders that affirmatively make an election choose a single option, the types and amounts received by those majority electing holders.
     (c) For the purpose of determining the value of any Exchange Property (“Exchange Property Value”):
     (i) Any shares of common stock of the successor or purchasing corporation or any other corporation that are included in the Exchange Property shall be valued as set forth in Section 2.23 as if such shares were “Common Stock” using the procedures set forth in the definition of “Closing Sale Price” in Section 1.1; and
     (ii) Any other property (other than cash) included in the Exchange Property shall be valued in good faith by the Board of Directors or by a NYSE member firm selected by the Board of Directors.

     (d) The Company shall in all cases deliver conversion consideration to Holders of Debentures converted as provided in Section 2.23, except that, in the case of any transaction described by Section 2.19(a) the effective date of which is on or before the last day of the Conversion Reference Period, instead of delivering any Net Shares otherwise deliverable under Section 2.23, the Company shall deliver an amount of Exchange Property that a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Net Shares would receive as a result of the transaction. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the Exchange Property Value of such kind of Exchange Property bears to the Exchange Property Value of all the Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a holder of Debentures being converted, the Company shall deliver cash in lieu of such fractional share or unit based on its Exchange Property Value.
     (e) The Company shall cause notice of the execution of the supplemental indenture referred to in Section 2.19(a) to be mailed to each holder of Debentures, at its address appearing on the Security Register provided for in Section 3.05 of the Base Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (f) The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, sales and conveyances.
     (g) If this Section 2.19 applies to any event or occurrence, Section 2.18 shall not apply.
     Section 2.20 Taxes on Shares Issued. The issue of stock certificates, if any, on conversion of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 2.21 Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures as required by this Indenture from time to time as such Debentures are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable, if any, upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 2.22 Conversion-Related Notices by the Company.
     (a) In case:
     (i) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 2.18;
     (ii) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;
     (iii) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Debentures at its address appearing on the Security Register, as promptly as possible but in any event at least 10 calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, rights or warrants, reclassification, reorganization, dissolution, liquidation or winding up.
     (b) The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces any Change of Control transaction but, to the extent practicable, in no event less than 25 Trading Days prior to the anticipated effective date of such transaction.
     (c) The Company shall notify Holders at least 25 Trading Days prior to the Ex-Dividend Date for any distribution described by Section 2.15(a)(v).
     Section 2.23 Settlement Upon Conversion.
     (a) If conversion occurs pursuant to Section 2.15(a)(ii) or in connection with a Non-Stock Change of Control, with respect to each $1,000 principal amount of Debentures surrendered for conversion, the Company shall deliver:
     (i) $1,000 in cash;
     (ii) a cash payment in the amount of any Deferred Interest, including Compounded Interest, on such Debentures as of the last day of the Conversion Reference Period;
     (iii) if the Conversion Value of the Debentures to be converted is greater than $1,000, the number of whole shares of the Company’s Common Stock (the “Net Shares”) represented by the sum of the Daily Share Amounts for each of the Trading Days in the Conversion Reference Period (the “Net Share Amount”); and
     (iv) if Net Shares are deliverable, cash, in lieu of any fractional shares represented by the Net Share Amount.
     (b) If conversion occurs other than pursuant to pursuant to Section 2.15(a)(ii) or in connection with a Non-Stock Change of Control, with respect to each $1,000 principal amount of Debentures surrendered for conversion, the Company shall deliver the following conversion consideration:

     (i) shares of Perpetual Preferred Stock with a liquidation preference of $1,000, having initial accumulated dividends equal to the amount of any Deferred Interest, including Compounded Interest, on such Debentures as of the last day of the Conversion Reference Period;
     (ii) if the Conversion Value of such Debentures is greater than $1,000, the Net Shares; and
     (iii) if Net Shares are deliverable, cash, in lieu of any fractional shares represented by the Net Share Amount.
     (c) If, upon a Change of Control other than a Non-Stock Change of Control, a Holder of Debentures notifies the Company and the Trustee that it has elected to convert its Debentures and simultaneously have such Perpetual Preferred Stock remarketed pursuant to Section 10 of the Perpetual Preferred Stock Certificate of Designations, the Company shall not deliver Perpetual Preferred Stock to the Holder in accordance with Section 2.23(b), but instead shall deliver such Perpetual Preferred Stock to the remarketing agent appointed in accordance with the Perpetual Preferred Stock Certificate of Designations. Such delivery shall be made by the Company in time to enable the remarketing agent to settle any successful remarketing of such Perpetual Preferred Stock, even if such delivery must occur prior to the otherwise applicable settlement date for the conversion.
     Section 2.24 Change-of-Control Make-Whole.
     (a) If a Non-Stock Change of Control occurs, the Effective Date of which is on or prior to December 20, 2036, and a Holder elects to convert Debentures in connection with such Non-Stock Change of Control, the Company shall increase the applicable Conversion Rate for the Debentures surrendered for conversion by a number of additional shares of the Company’s Common Stock (the “Additional Shares”) determined as set forth in clause (e) below. A conversion of Debentures shall be deemed to be “in connection with” a Non-Stock Change of Control if the notice of conversion of the Debentures is received by the conversion agent from and including the Effective Date of the Non-Stock Change of Control transaction up to and including the date that is 35 days after such date.
     (b) The number of Additional Shares will be determined by reference to the table in clause (e) below and is based on the date on which the Non-Stock Change of Control becomes effective (the “Effective Date”) and the price paid per share of the Company’s Common Stock in the Non-Stock Change of Control transaction (the “Stock Price”). If holders of the Common Stock receive only cash in the Non-Stock Change of Control Transaction, the Stock Price will equal the cash amount paid per share. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock over the five-Trading Day period ending on the Trading Day immediately preceding the Effective Date.
     (c) The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted pursuant to Section 2.18 (but not for any increase to the Conversion Rate for a Non-Stock Change of Control pursuant to this Section 2.24). The adjusted Stock Prices shall equal the prices per share applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Conversion Rate as so adjusted.
     (d) The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate of the Debentures is adjusted pursuant to Section 2.18.
     (e) The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Debentures:

	Stock Price
Effective Date	$44.25	$50.00	$61.95	$70.00	$80.00	$90.00	$100.00	$150.00	$200.00	$250.00	$300.00
December 20, 2006	6.4567	5.3046	3.7514	3.0841	2.4995	2.0869	1.7842	1.0135	0.6903	0.5082	0.3898
December 15, 2007	6.4567	5.0169	3.4396	2.7747	2.2044	1.8121	1.5315	0.8524	0.5813	0.4298	0.3311
December 15, 2008	6.4567	4.6806	3.0657	2.4003	1.8461	1.4792	1.2272	0.6639	0.4544	0.3377	0.2613
December 15, 2009	6.4567	4.3532	2.6590	1.9771	1.4323	1.0938	0.8770	0.4565	0.3154	0.2358	0.1832
December 15, 2010	6.4567	4.1037	2.2414	1.4958	0.9368	0.6315	0.4667	0.2344	0.1649	0.1239	0.0966
December 15, 2011	6.4567	4.0340	1.9783	0.9928	0.0443	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2012	6.4567	4.0195	1.9700	0.9883	0.0441	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2013	6.4567	4.0074	1.9627	0.9843	0.0439	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2014	6.4567	3.9967	1.9557	0.9803	0.0437	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2015	6.4567	3.9896	1.9504	0.9772	0.0436	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2016	6.4567	3.9853	1.9448	0.9730	0.0433	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2021	6.4567	4.0519	1.9726	0.9859	0.0439	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2026	6.4567	4.1903	2.0336	1.0147	0.0451	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 15, 2031	6.4567	4.3221	2.0831	1.0360	0.0459	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 20, 2036	6.4567	4.4722	2.1236	1.0508	0.0464	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (f) If the exact Stock Price and Effective Date are not set forth on the table above, then:
     (i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two dates, as applicable, based on a 365-day year.
     (ii) If the Stock Price is more than $300, subject to adjustment, the number of Additional Shares will be zero.
     (iii) If the Stock Price is less than $44.25, subject to adjustment, the number of Additional Shares will be zero.
     (g) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Debenture (after giving effect to any Additional

Shares issuable pursuant to this Section 2.24) exceed 22.5988 per $1,000 principal amount of Debentures, subject to adjustment in the same manner and for the same events as the Conversion Rate may be adjusted pursuant to Section 2.18.
     Section 2.25 Modification of Indenture. (a) Section 9.01 of the Base Indenture is hereby amended in its entirety with respect to the Debentures as follows:
“Without the consent of any Holder, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes: (a) to evidence the succession of another corporation to the Company, or successive successions and the assumption by the successor corporation of the covenants, agreements and obligations of the Company hereunder and the Debentures; or (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures any property or assets which the Company may desire; or (c) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Holders of all or any series of Debentures (and if such covenants are to be for the benefit of less than all series of Debentures stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the Holders of such Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; or (d) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose; or (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or (f) to make such other provisions in regard to matters or questions arising under this Indenture that shall not adversely affect the interests of any Holder in any material respect; or (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Debentures of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11; or (h) to surrender any right or power herein conferred upon the Company; or (i) to comply with the requirements of the Commission in order to maintain the qualification of this Indenture under the Trust Indenture Act; or (j) to add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable; provided, however, that such action pursuant to this clause (j) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of any Holder of Debentures in any material respect; or (k) to modify the covenants or Events of Default solely in respect of, or add new covenants or Events of Default that apply solely to, Debentures not Outstanding on the date of such supplemental indenture; or (l) to provide for Guarantees of the Debentures of any series and/or to specify the ranking of the obligations of each Guarantor under its respective Guarantee.
The Trustee is hereby authorized to join with the Company and the Guarantors, if any, in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Guarantors, if any, and the Trustee, without the consent of the Holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 9.02.”
     Section 9.02 of the Base Indenture is hereby amended in its entirety with respect to the Debentures as follows: “With the consent (evidenced as provided in Section 1.02) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each Debenture affected, (i) change the Scheduled Maturity Date or the Final Maturity Date, (ii) change the date of any interest payment due upon the Debentures; (iii) reduce the principal amount of, or the interest on, the Debentures; (iv) adversely affect the rights of the Holders to convert the Debentures; (v) reduce the amount of or change the form of consideration due to Holders of the Debentures upon their conversion thereof; (vi) change the currency of payment of the Debentures to a currency other than U.S. dollars; (vii) impair the right to institute suit for the enforcement of any payment on the Debentures or adversely affect the right of payment, if any, at the option of the Holder; or (viii) reduce the percentage of holders necessary to modify or amend the Indenture or to waive any past default.
     Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.”
     Section 2.26 Modification or Amendment of Certificate of Designations. So long as no shares of Perpetual Preferred Stock are outstanding, unless a greater percentage shall then be required by applicable law, the Company shall not, without the affirmative vote or written consent of the Holders of at least 66-2/3% of the aggregate principal amount of the Outstanding Debentures:
     (i) authorize or issue any series or class of Senior Shares (as defined in the Perpetual Preferred Stock Certificate of Designations) or any security convertible into or exchangeable for Senior Shares;
     (ii) amend the Certificate of Incorporation of the Company in a manner that would alter or change the powers, preferences or special rights of the shares of Perpetual Preferred Stock so as to affect them adversely; or
     (iii) consummate a merger or consolidation of the Company with or into another corporation or other entity, the sole purpose of which is to effect a change in the terms of the Perpetual Preferred Stock.
Notwithstanding the foregoing provisions of this Section 2.26, the Company may, before any shares of Perpetual Preferred Stock are outstanding, modify the terms of the Perpetual Preferred Stock Certificate of Designations without the consent of any Holder of Debentures to (i) evidence the succession of any person to the obligations of the Company; (ii) add to the covenants in the Perpetual Preferred Stock Certificate of Designations for the benefit of holders of the Perpetual Preferred Stock or to surrender any of the rights or powers of the Company with respect to the Perpetual Preferred Stock; or (iii) cure any ambiguity or to correct or supplement any provision contained in the Perpetual Preferred Stock Certificate of Designations that may be defective or inconsistent with any other provision contained therein.
     Section 2.27 Sinking Fund. The provisions contained in Article 12 of the Base Indenture shall not apply to the Debentures.
     Section 2.28 Tax Treatment. Except with respect to withholding on payments of interest to non-U.S. Holders, the Company agrees, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes.
     Section 2.29 Defeasance. Article 13 of the Base Indenture shall not apply to the Debentures.
     Section 2.30 Execution. At least one Officer shall sign the Debentures for the Company by manual or facsimile signature.

ARTICLE III
COVENANTS
     Section 3.1 Limitation on Payments. During any Extension Period and until such time as all accrued but unpaid interest, together with any Compounded Interest thereon, is paid in full, the Company shall not (and shall not permit any Controlled Subsidiary to):
     (a) declare or pay any dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of capital stock of the Company, other than:
     (i) purchases of the Company’s capital stock in connection with employee or agent benefit plans or under any dividend reinvestment plan;
     (ii) purchases or repurchases of shares of the Company’s capital stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the Extension Period, including under a contractually binding stock repurchase plan;
     (iii) in connection with the reclassification of any class or series of the Company’s capital stock, or the exchange or conversion of one class or series of the Company’s capital stock for or into another class or series of the Company’s capital stock, in each case where the resulting capital stock ranks pari passu with or junior to the capital stock so reclassified, exchanged or converted;
     (iv) the purchase of fractional interests in shares of the Company’s capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged;
     (v) dividends or distributions in the form of the Company’s capital stock or rights to acquire the Company’s capital stock, where the dividend stock or stock underlying the dividend rights is the same class as the stock on which the dividend is being paid or ranks pari passu with or junior to such stock;
     (vi) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholders’ rights plan;
     (vii) acquisitions of the Company’s capital stock previously issued in connection with acquisitions of businesses made by the Company (which acquisitions are made by the Company in connection with the satisfaction of indemnification obligations of the sellers of such businesses);
     (viii) the payment of any dividend during an Optional or Mandatory Extension Period within 60 days after the date of declaration thereof, if at the date of declaration no Optional Extension Period was in effect and no Mandatory Trigger Event has occurred; or
     (ix) the redemption, repurchase, retirement, defeasance or other acquisition of any of the Company’s capital stock in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Controlled Subsidiary, of other of the Company’s capital stock that ranks pari passu with or junior to the subject capital stock.
     (b) make any payment of principal of, or interest or premium, if any, on, or pay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Debentures, other than (i) any payment, repurchase or redemption in respect of Parity Debt Securities made ratably and in proportion to the respective amounts of (1) accrued and unpaid amounts on such Parity Debt Securities, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand, or (ii) the exchange or conversion of one class or series of such debt securities for or into another class or series of the Company’s Securities, in each case if the resulting securities rank pari passu with or junior to the securities so exchanged or converted; or
     (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary, if such guarantee ranks pari passu with or junior to the Debentures, other than any payment in respect of Parity Guarantees made ratably and in proportion to the respective amounts of (1) accrued and unpaid amounts on such Parity Guarantees, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand.
     Section 3.2 Warrant and Preferred Stock Settlement Mechanism.
     (a) Commencing at the date (i) on which a Mandatory Trigger Event occurs or (ii) that is five years (as may be extended as provided in Section 2.6(b)) following the first Interest Payment Date as of which the Company elected to commence an Optional Extension Period (the “APM Commencement Date”), the Company shall issue and sell Qualifying Warrants and Qualifying Preferred Stock to third parties that are not Subsidiaries of the Company (the “Warrant and Preferred Stock Settlement Mechanism”) resulting in APM Eligible Proceeds at least equal to the amount of accrued but unpaid interest, together with any Compounded Interest thereon, then due on the Debentures (including any Deferred Interest), and shall apply such APM Eligible Proceeds to the payment of such accrued but unpaid interest, provided that the Company shall not be required to sell Qualifying Warrants or Qualifying Preferred Stock during the occurrence and continuation of a Market Disruption Event and provided further that (x) the Company shall not be required to sell additional Qualifying Warrants to the extent that the number of shares of the Company’s Common Stock underlying Qualifying Warrants sold pursuant to this Section 3.2 or Section 11 of the Perpetual Preferred Stock Certificate of Designations would exceed 84,000,000 shares in the aggregate (the “Warrant Cap”) and (y) the Company shall not sell additional Qualifying Preferred Stock to the extent that the aggregate liquidation preference assigned to all such Qualifying Preferred Stock sold pursuant to this Section 3.2 or Section 11 of the Perpetual Preferred Stock Certificate of Designations would exceed 25% of the aggregate principal amount of the Debentures at the time of their original issuance (the “Preferred Stock Cap”).
     If the issued and outstanding shares of the Company’s Common Stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Warrant Cap shall be correspondingly adjusted.
     (b) The obligations described in Section 3.2(a) shall be excused due to the occurrence and continuation of a Market Disruption Event in respect of any Interest Payment Date only if the Company shall have provided to the Trustee no more than 15 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable to raise sufficient APM Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered; and to the extent that the Company has raised some but not all APM Eligible Proceeds necessary to pay all Deferred Interest (including Compounded Interest thereon) on any Interest Payment Date pursuant to this Section 3.2(b) and subject to the Warrant Cap and the Preferred Stock Cap, such APM Eligible Proceeds shall be applied in accordance with Section 3.2(f).
     (c) Upon the occurrence and during the continuation of a Market Disruption Event, or to the extent the Warrant Cap or the Preferred Stock Cap applies, the Company may continue to defer payments of interest, but in no event to a date later than (i) 10 consecutive years after the first date on which interest payments were deferred pursuant to Section 2.6 or Section 2.7, (ii) the Final Maturity Date, or (iii) the date of an Event of Default.
     (d) Mandatorily Deferred Interest (or Optionally Deferred Interest that has been accrued for five years (excluding the duration of any Mandatory Extension Period within the relevant Optional Extension Period)) on the Debentures may only be satisfied using APM Eligible Proceeds until the Final Maturity Date or the date that is 10 years after the date on which interest was first deferred for purposes of the relevant Extension Period or on any date as of which an Event of Default has occurred and is continuing, on which dates such interest obligation may be satisfied with cash from any source and without regard to the Warrant and Preferred Stock Settlement Mechanism.
     (e) The Company shall be required to use commercially reasonable efforts to seek shareholder consent to increase the number of authorized shares of Preferred Stock or Common Stock, as the case may be, if such consent is required to avoid a Market Disruption Event. Qualifying Preferred Stock “Available for Issuance,” shall be determined at any time, by (i) deducting from the number of the Company’s authorized and unissued shares of preferred stock the maximum number of such shares that can be issued under existing reservations and commitments under which the Company is able to determine such maximum number and (ii) allocating remaining authorized shares of preferred stock on a pro rata basis, or such other basis as the Company determines is appropriate, the remaining available shares to the Warrant and Preferred Stock Settlement Mechanism and to any other similar commitment that is of an indeterminate nature and under which the Company is then required to issue shares. Common Stock “Available for Issuance” shall be determined at any time by subtracting from the number of the Company’s authorized and unissued shares of Common Stock the number of those shares of Common Stock that the Company is unable to issue due to their reservation for other purposes.
     (f) APM Eligible Proceeds shall be applied, first, to pay Mandatorily Deferred Interest, second, to pay Optionally Deferred Interest and third, to pay current interest to the extent not paid from other sources; provided that if the Company is obligated to sell Qualifying Warrants or Qualifying Preferred Stock and apply the net proceeds to payments of principal of or interest on any other securities that rank pari passu with the Debentures, then on any date and for any period the amount of APM Eligible Proceeds received by the Company from those sales and available for such payments shall be applied to the Debentures and those other equal-ranking securities pro rata in accordance with their respective outstanding principal amounts. In the event that APM Eligible Proceeds are not sufficient to satisfy the full amount of Deferred Interest, such APM Eligible Proceeds shall be paid to the Holders of the Debentures on a pro rata basis.
     (g) The Company shall be permitted to modify the definition of “Available for Issuance” as applied to the Qualifying Preferred Stock without the consent of Holders of the Debentures, provided that (i) the Company has determined, in the Company’s reasonable discretion, that such modification is not materially adverse to such Holders and (ii) the rating agencies then rating the Debentures confirm the then current ratings of the Debentures.
     (h) If no Mandatory Extension Period is continuing and prior to a Trigger Determination Date the Company determines that, based on its most recent publicly available financial statements, a Mandatory Trigger Event will occur on such Trigger Determination Date, the Company shall commence good faith efforts, reasonably promptly following such determination, to commence the sale of Qualifying Warrants or Qualifying Preferred Stock, subject to the occurrence of a Market Disruption Event (as well as the Warrant Cap and the Preferred Stock Cap, if applicable), to raise the funds necessary to make the next interest payment on the Debentures.
     (i) Neither the Warrant Cap nor the Preferred Stock Cap shall relieve the Company of its obligation to issue the number of Qualifying Warrants or Qualifying Preferred Stock that the Company can issue without breach thereof and to apply the proceeds thereof in partial payment of Deferred Interest.
     (j) If any Extension Period lasts longer than one year, the Company shall not repurchase any Qualifying Warrants or any Qualifying Preferred Stock sold, at any time, pursuant to the Warrant and Preferred Stock Settlement Mechanism, or any Common Stock, until the first anniversary of the date on which all Deferred Interest and accumulated dividends on the Perpetual Preferred Stock have been paid or cancelled.

     (k) The Company shall, if it will not be permitted to make any payment of interest that would otherwise be due as a result of the failure to receive sufficient APM Eligible Proceeds, deliver an Officers’ Certificate to the Trustee (who shall forward such certificate to each Holder of Debentures as soon as practicable) no more than 15 and no less than 10 Business Days in advance of such Interest Payment Date, stating the amount of APM Eligible Proceeds, if any, raised in connection with such Interest Payment Date.
     Section 3.3 Obligation to Sell Qualifying Capital Securities.
     (a) So long as any Debentures remain Outstanding, the Company shall use “commercially reasonable efforts” (as defined in clause (b) below), subject to a Market Disruption Event, to raise sufficient QCS Proceeds during the six-month period ending on each Repayment Notice Date to repay all then Outstanding Debentures in full.
     (b) For purposes of this Section 3.3, “commercially reasonable efforts” to sell Qualifying Capital Securities means commercially reasonable efforts to complete the offer and sale of Qualifying Capital Securities to Persons other than Subsidiaries in public offerings or private placements. The Company shall not be considered to have made commercially reasonable efforts to effect a sale of Qualifying Capital Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.
     (c) The obligations described in Section 3.3(a) shall be excused due to the occurrence and continuation of a Market Disruption Event in respect of any Repayment Date only if the Company shall have provided to the Trustee no more than 15 and no less than 10 Business Days prior to such Repayment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire six-month period ending on the Repayment Notice Date immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable to raise sufficient QCS Proceeds during the rest of that period to repay all then Outstanding Debentures in full; and to the extent that the Company has raised some but not all QCS Proceeds necessary to repay all then Outstanding Debentures in full pursuant to this Section 3.3, such QCS Proceeds shall be applied in accordance with Section 2.10(e).
     Section 3.4 Covenant Against Amending Capital Replacement Covenant. The Company shall not modify or amend the Capital Replacement Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities that the Company may include for purposes of determining when repayment, redemption or repurchase of the Debentures is permitted under the Capital Replacement Covenant, except with the consent (evidenced as provided in Section 1.02 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Debentures. Except as aforesaid, the Company may modify or amend the Capital Replacement Covenant without the consent of the Holders of the Debentures.

ARTICLE IV
SUBORDINATION
     Section 4.1 Senior Indebtedness. The definition of “Senior Indebtedness” in Section 1.01 of the Base Indenture is hereby amended in its entirety with respect to the Debentures as follows:
     “Senior Indebtedness” means the principal of, premium, if any, and interest on:
     (a) all indebtedness of the Company, whether outstanding on the date of the issuance of the Debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note, bond, indenture or similar instrument;
     (b) all of the Company’s obligations under leases required or permitted to be capitalized under GAAP;
     (c) all of the Company’s reimbursement obligations with respect to any letter of credit, banker’s acceptance, security purchase facility or similar credit transactions;
     (d) all of the Company’s conditional sales agreements or agreements or obligations to pay deferred purchase prices, other than in the ordinary course of business;
     (e) all obligations of the types referred to in clauses (a) through (d) above of another Person, the payment of which the Company is responsible or liable for as obligor, guarantor or otherwise; and
     (f) amendments, modifications, renewals, extensions, deferrals and refundings of any of the above types of indebtedness.
     Senior Indebtedness shall continue to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness, or any extension or renewal of the Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (i) trade accounts payable or indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (ii) any indebtedness which by its terms is expressly made pari passu with or subordinated to the Debentures or (iii) obligations of the Company owed to its Subsidiaries.”
     Section 4.2 Subordination. Article Fourteen of the Base Indenture is hereby amended with respect to the Debentures as follows:
     (a) Section 14.01 of the Base Indenture is amended in its entirety as follows: “The Company agrees, and each Holder by accepting a Debenture agrees, that the payment of all obligations owing in respect of the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment in full of all existing and future Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. All provisions of this Article Fourteen shall be subject to Section 14.12.”
     (b) Section 14.03 of the Base Indenture is amended in its entirety as follows: “No payment on account of principal or interest on the Debentures shall be made if, at the time of such payment or immediately after giving effect thereto, (i) the Company defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on the Debentures cease) is given to the Company by the holders of Senior Indebtedness, and such event of default shall not have been cured or waived or shall not have ceased to exist; provided, however, that if the holders of the Senior Indebtedness to which the default relates have not declared such Senior Indebtedness to be immediately due and payable within 180 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all required payments in respect of the Debentures (including any missed payments), and provided further that this clause shall in no event prevent Holders from receiving Permitted Junior Securities or limit the rights of Holders to convert their Debentures into Perpetual Preferred Stock and Common Stock (but not cash).”
     (c) Section 14.04 of the Base Indenture is deleted.
     (d) Section 14.05 of the Base Indenture is amended in its entirety as follows: “In the event that any payment or distribution of assets of the Company of any kind or character not permitted by this Article 14, whether in cash, property or securities, shall be received by the Trustee or the Holders of Debentures before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, at a time when a responsible officer of the Trustee or such Holder has actual knowledge that such payment should not have been made to it, such payment or distribution shall be held in trust for the benefit of, and, upon written request, shall be paid over or delivered to, the holders of such Senior Indebtedness or their agents or representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.”
ARTICLE V
MISCELLANEOUS
     Section 5.1 Ratification of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture with respect to the Debentures (but not any other series of Securities issued pursuant to the Base Indenture) in the manner and to the extent herein and therein provided. If any provision of this First Supplemental Indenture is inconsistent with a provision of the Base Indenture, the terms of this First Supplemental Indenture shall control with respect to the Debentures (but not any other series of Securities issued pursuant to the Base Indenture).
     Section 5.2 Governing Law. This First Supplemental Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 5.3 Severability. In case any one or more of the provisions contained in this First Supplemental Indenture, the Base Indenture or the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, of the Base Indenture or of the Debentures, but this First Supplemental Indenture, the Base Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
     Section 5.4 Counterparts. This First Supplemental Indenture may be executed in counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

PEABODY ENERGY CORPORATION
By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as trustee
By:	Philip G. Kane, Jr.
	Name:	Philip G. Kane, Jr.
	Title:	Vice President

EXHIBIT A
CERTIFICATE OF DESIGNATIONS
OF
PERPETUAL PREFERRED STOCK
OF
PEABODY ENERGY CORPORATION
(pursuant to Section 151 of the Delaware General Corporation Law)
     PEABODY ENERGY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolutions of the Pricing Committee of the Board of Directors of the Company were duly adopted on December 19, 2006, and authorized the creation and issue of up to 750,000 shares of multiple series of preferred stock that are referred to collectively as the Perpetual Preferred Stock, par value $.01 per share, and stated the designations, rights, preferences, privileges and qualifications, limitations and restrictions of such shares of Perpetual Preferred Stock as follows:
     2. Designation.
     One series of Preferred Stock is hereby designated as the Series B-1 Perpetual Preferred Stock, such series to consist of 742,001 shares, and 7,999 further series of Preferred Stock are hereby designated as the Series B-2 through Series B-8,000 Perpetual Preferred Stock, each such series to consist initially of one share (the Series B-1 Perpetual Preferred Stock through Series B-8,000 Perpetual Preferred Stock, the “Perpetual Preferred Stock”). Shares of Perpetual Preferred Stock shall be issuable upon conversion of the Company’s 4.75% Convertible Junior Subordinated Debentures (the “Convertible Debentures”) at the option of the holders of the Convertible Debentures in accordance with the First Supplemental Indenture, dated as of December 20, 2006, between the Company and U.S. Bank National Association, as Trustee (the “First Supplemental Indenture”). Shares of Perpetual Preferred Stock issued on the date of the first such conversion shall be Series B-1 Perpetual Preferred Stock. Shares of Perpetual Preferred Stock issued on any date thereafter shall be of the same series as the most recently issued shares of Perpetual Preferred Stock unless such shares shall, upon issuance, have Accumulated Dividends (as hereinafter defined) in an amount different than the amount of then Accumulated Dividends on such most recently issued series, in which case the shares issued on such date shall be shares of the next sequential series of Perpetual Preferred Stock.
     The number of authorized shares of any series of Perpetual Preferred Stock may be increased or decreased (but not below the number that, together with the number of authorized shares of all other series of the Perpetual Preferred Stock, would be below the sum of (x) the quotient of the aggregate principal amount of the Convertible Debentures then issued and outstanding divided by $1,000, plus (y) the number of shares of Perpetual Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors. No such reduction shall affect the due authorization of any issued and outstanding shares of Perpetual Preferred Stock. It is the intention of the Company to file a certificate of increase to increase or a certificate of elimination to reduce the authorized number of shares of the appropriate series of Perpetual Preferred Stock, and to file a corresponding certificate of decrease to reduce or a certificate of increase to increase the authorized number of shares of the Series B-1 Perpetual Preferred Stock, if necessary, in connection with the conversion of any Convertible Debenture into shares of any series of Perpetual Preferred Stock.
     The Perpetual Preferred Stock shall have a liquidation preference (the “Liquidation Preference”) of U.S.$1,000 per share of Perpetual Preferred Stock.
     3. Definitions. As used herein, the following terms shall have the following meanings:
     “Accounts Receivable Securitization Program” means the accounts receivable securitization program pursuant to the Amended and Restated Receivables Purchase Agreement, dated as of September 30, 2005, by and among the Company and the Seller and the Sub-Servicers named therein, Market Street Funding Corporation, as Issuer, and PNC Bank, National Association, as Administrator, as modified, amended, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original issuer, administrator or other agents, arrangers and counterparties or otherwise), such purchase agreement and any other document referred to herein to be made available to any stockholder of the Company upon request.
     “Accumulated Dividends” means, subject to Section 4(i), dividends provided for by Section 4(a) hereof that have not been declared or that have been declared but have not been paid, plus dividends described in Section 4(e).
     “Adjusted Debt” at the end of any fiscal quarter means (i) long-term debt and short-term debt, including any junior subordinated debt, but excluding any Preferred Stock, as reported on the Company’s balance sheet prepared in accordance with GAAP, or the notes thereto, as of the final day of such fiscal quarter, plus (ii) seven times Annual Rent Expense, plus (iii) the amount sold under the Company’s Accounts Receivable Securitization Program during such fiscal quarter, details of each such calculation to be made available to any stockholder of the Company upon request.
     “Adjusted EBITDA” means, for any fiscal quarter, (i) quarterly net income or net loss, plus (ii) quarterly tax expense, plus (iii) Adjusted Interest, plus (iv) quarterly depreciation and amortization, each as reported in the Company’s income statement prepared in accordance with GAAP, or the notes thereto, for such fiscal quarter.
     “Adjusted Interest” means, for any fiscal quarter, (i) quarterly debt interest expense plus (ii) the quarterly cost of sale associated with sales of accounts receivable under the Accounts Receivable Securitization Program during that fiscal quarter and (iii) quarterly debt extinguishment expense if not otherwise included in quarterly debt interest expense, each as reported in the Company’s income statement prepared in accordance with GAAP, or the notes thereto, for such fiscal quarter. For the avoidance of doubt, Adjusted Interest shall include the amount of any accrued and unpaid interest on the Convertible Debentures.
     “Agent Members” has the meaning assigned to such term in Section 13.

     “Annual Rent Expense” means the Company’s annual rent expense for its most recently completed fiscal year, as reported in the Company’s income statement prepared in accordance with GAAP, or the notes thereto, for such fiscal year.
     “APM Eligible Proceeds” means, with respect to any Dividend Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the six-month period prior to such Dividend Payment Date from the issuance or sale of Qualifying Warrants or Qualifying Preferred Stock to Persons that are not Subsidiaries, less any portion of such net proceeds that has been used by the Company to pay deferred interest on the Convertible Debentures or previously been used to pay Accumulated Dividends on the Perpetual Preferred Stock.
     “Appointing Preferred Shares” mean any other series or class of Parity Shares upon which rights similar to the Appointing Rights have been conferred and are exercisable.
     “Appointing Rights” has the meaning assigned to such term in Section 5(d).
     “Available for Issuance” has the meaning set forth in Section 11(c).
     “Binding Capital Replacement Covenant” means, with respect to any securities, a capital replacement covenant substantially similar to the capital replacement covenant applicable to the Convertible Debentures, but with immediate effect rather than applying only from a date subsequent to the issuance of such securities.
     “Board of Directors” means the Board of Directors of the Company or, to the extent permitted by law, any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.
     “Business Day” means any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.
     “Capital Replacement Intention Disclosure” means, with respect to any securities, that the Company has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the Company under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the Company shall pay, redeem or repurchase such securities only if it has received an amount of net proceeds at least equal to the applicable payment, redemption or repurchase price of such securities from the issuance of securities that are as, or more, equity-like than such securities, within six months prior to the applicable payment, redemption or repurchase date.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

     “Change of Control” means the occurrence of any of the following:
     (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act);
     (ii) the adoption of a plan relating to the Company’s liquidation or dissolution;
     (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s voting stock (measured by voting power rather than number of shares), excluding any transaction in which the voting stock that comes to be beneficially owned by such person as a result of the transaction is voting stock newly issued in connection with, or for the purpose of, the transaction; or
     (iv) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.
     “Closing Sale Price” means the closing sale price of the Company’s Common Stock on the NYSE or on the principal U.S. stock exchange or interdealer quotation system as is used for purposes of measuring Trading Days in accordance with the definition below (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the closing bid and the closing ask prices).
     “Commission” means the U.S. Securities and Exchange Commission.
     “Common Stock” mean the common stock, par value $0.01 per share, of the Company, or any other series or class of shares resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent corporation.
     “Company” has the meaning set forth in the first paragraph hereof.
     “Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (i) was a member of such Board of Directors on December 20, 2006 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Convertible Debentures” has the meaning assigned to such term in Section 1 and “Convertible Debenture” means a Convertible Debenture in the principal amount of $1,000.

     “Depositary” means, with respect to Perpetual Preferred Stock issuable in whole or in part in the form of one or more Global Perpetual Preferred Shares, a clearing agency registered under Section 17A of the Exchange Act that is designated to act as depositary for such Perpetual Preferred Stock, and initially shall be DTC.
     “Distribution” means, as to any security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Company.
     “Dividend Payment Date” means June 15 and December 15 of each year, except that, in connection with any remarketing, the Dividend Payment Dates may be reset such that dividends are payable on a quarterly basis instead of a semiannual basis. In that event, Dividend Payment Date shall mean March 15, June 15, September 15 and December 15 of each year.
     “Dividend Period” means the period from and including a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period for any shares of Perpetual Preferred Stock shall commence on and include the Issue Date for such shares, and shall end on and exclude the first Dividend Payment Date following such Issue Date.
     “Dividend Rate” means (i) prior to the Reset Effective Date, the Initial Rate and (ii) on and after the Reset Effective Date, the Reset Rate.
     “Dividend Record Date” means, with respect to each Dividend Payment Date, 5:00 p.m. (New York City time) on the day immediately preceding such Dividend Payment Date.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “Effective Date” means the date on which a Change of Control becomes effective.
     “End Date” means, with respect to any securities, the earliest to occur of:
     (a) the Company’s failure to pay Distributions (including, without limitation, all deferred and accumulated amounts) in full for 10 years;
     (b) any liquidation, dissolution, winding up, reorganization, insolvency, receivership or proceeding under any bankruptcy law with respect to the Company;
     (c) an event of default and acceleration with respect to such securities; and
     (d) the final maturity of such securities.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Final Failed Remarketing” has the meaning assigned to such term in Section 10(f).

     “Final Remarketing Date” means the 21st Trading Day after the last day of the Remarketing Election Period.
     “First Supplemental Indenture” has the meaning assigned to such term in Section 1.
     “Foregone Dividends” has the meaning assigned to such term in Section 4(i).
     “GAAP” means, at any date or for any period, U.S. generally accepted accounting principles, as in effect on such date or for such period, except as provided in the definition of “Mandatory Trigger Event” below.
     “Global Perpetual Preferred Shares” has the meaning assigned to such term in Section 13.
     “Holder” means the Person in whose name a share of Perpetual Preferred Stock is registered on the Registrar’s books.
     “Initial Rate” means 3.0875% per annum.
     “Initial Remarketing Date” means the sixth Trading Day after the last day of the Remarketing Election Period.
     “Interest Coverage Ratio” means, for any fiscal quarter, the sum of (a) four times the Company’s Adjusted EBITDA for such fiscal quarter and (b) one-third of the Company’s Annual Rent Expense, divided by the sum of (x) four times the Company’s Adjusted Interest for such fiscal quarter and (y) one-third of the Company’s Annual Rent Expense.
     “Issue Date,” with respect to any shares of Perpetual Preferred Stock, means the date on which such shares of Perpetual Preferred Stock are first issued following the conversion of Convertible Debentures.
     “Junior Shares” means the Common Stock, the Company’s Series A Junior Participating Preferred Stock and each other series or class of stock established after the date hereof, the terms of which do not expressly provide that such series or class ranks senior to or on a parity with the Perpetual Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.
     “Leverage Ratio” means, for any fiscal quarter, the Company’s Adjusted Debt at the end of such fiscal quarter divided by the sum of (a) four times the Company’s Adjusted EBITDA for such fiscal quarter and (b) the Company’s Annual Rent Expense.
     “Liquidation Distribution” has the meaning assigned to such term in Section 6(a).
     “Liquidation Preference” has the meaning assigned to such term in Section 1.
     “London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London.

     “Mandatory Extension Period” has the meaning assigned to such term in Section 4(g).
     “Mandatory Redemption Date” means the third Business Day after the Company gives notice of its election to terminate a Remarketing.
     “Mandatory Trigger Event” means a determination by the Company that both of the following conditions exist as of the day that is the 30th day prior to any Dividend Payment Date (or, in the event that such date is not a Business Day, the immediately preceding Business Day) (a “Trigger Determination Date”):
     (i) The Leverage Ratio for each of the three most recently completed fiscal quarters has been equal to or greater than 6.0; and
     (ii) The Interest Coverage Ratio for each of the three most recently completed fiscal quarters has been less than or equal to 2.0.
     The Mandatory Trigger Event shall continue until either (or both) of the conditions in paragraphs (i) and (ii) above no longer exists as of the Trigger Determination Date applicable to any subsequent Dividend Payment Date.
     For purposes of determining whether a Mandatory Trigger Event has occurred on any relevant Trigger Determination Date, any interest that has been optionally deferred on the Convertible Debentures in accordance with the terms thereof shall be counted as if it had been paid in cash.
     If, because of a change in GAAP that, considered cumulatively with any other such changes, results in a change in an accounting principle or a restatement, the Company’s Leverage Ratio or Interest Coverage Ratio is higher or lower than it would have been absent such change, then, for purposes of the calculations described in (i) and (ii) of this definition, commencing with the fiscal quarter for which such change in GAAP becomes effective, such Leverage Ratio or Interest Coverage Ratio, respectively, shall be calculated on a pro forma basis as if such change had not occurred.
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (iii) the Company may not issue Qualifying Warrants or Qualifying Preferred Stock without obtaining the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority, and the Company has used commercially reasonable efforts to obtain such consent or approval but such consent or approval has not been obtained;
     (iv) the Company does not have sufficient Common Stock Available for Issuance in respect of Qualifying Warrants or sufficient Qualifying Preferred Stock Available for Issuance to raise sufficient proceeds to pay the interest payments on the Convertible Debentures and Accumulated Dividends on the Perpetual Preferred Stock and the Company has used commercially reasonable efforts to obtain the consent or approval of its shareholders to increase the amount of its authorized Common Stock or Qualifying Preferred Stock but such consent or approval has not been obtained; provided that the Market Disruption Event described in this clause (ii) shall not relieve the Company of its obligation to issue the number of shares of Qualifying Preferred Stock that are Available for Issuance or Qualifying Warrants in respect of which the Company has Common Stock Available for Issuance, and to apply the proceeds thereof in partial payment of Accumulated Dividends as provided in Section 11(d);
     (v) trading in securities generally or Common Stock or Preferred Stock on the principal exchange on which the Common Stock or Preferred Stock is then listed and traded (as of the date hereof, the NYSE) has been suspended or the settlement of such trading generally has been materially disrupted;
     (vi) (a) (1) the United States has become engaged in hostilities, (2) there has been an escalation in hostilities involving the United States or (3) there has been a declaration of a national emergency or war by the United States or (b) there has occurred any material adverse change in (1) domestic or international economic, political or financial conditions (including from terrorist activities) or (2) the effect of international conditions on the financial markets in the United States that, in any of the circumstances described in clauses (a) or (b) of this clause, materially disrupts trading in securities generally on the NYSE or any other national securities exchange on which the Common Stock or Preferred Stock is then listed or traded or on trading in, or the issuance and sale of, Qualifying Warrants and Qualifying Preferred Stock;
     (vii) a material disruption has occurred or a banking moratorium has been declared in commercial banking or securities settlement or clearance services;
     (viii) minimum or maximum prices have been fixed, or maximum ranges for prices of securities are required on the NYSE or by the Commission or other governmental authority which, in either case, materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Qualifying Warrants and Qualifying Preferred Stock; or
     (ix) an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Warrants or Qualifying Preferred Stock would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in the Company’s judgment, would have a material adverse effect on the Company’s business or (2) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, provided that no single suspension period contemplated by this clause (vii) shall exceed 90 consecutive days and multiple suspension periods contemplated by this subsection may not exceed an aggregate of 180 days in any 12-month period.
     “Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.
     “Non-payment” means the time period beginning when full dividends on any shares of Perpetual Preferred Stock shall have not been declared and paid for 20 consecutive Dividend Periods, or, after any Successful Remarketing or any Final Failed Remarketing, any six Dividend Periods, whether or not consecutive, and continuing until such date as all Accumulated Dividends on all Perpetual Preferred Stock are paid in full or the shares of Perpetual Preferred Stock are no longer outstanding.
     “NYSE” means the New York Stock Exchange, Inc.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, any Vice President, the Secretary or the Assistant Secretary of the Company.
     “Optional Redemption Date” means, in the case of any redemption pursuant to paragraph (b) or paragraph (c) of Section 7, the date specified as the redemption date in the required notice of redemption. In the case of a redemption of Perpetual Preferred Stock required under the First Supplemental Indenture in order to effectuate a redemption of Convertible Debentures, the aforementioned date specified as the redemption date in the required notice of redemption of the Perpetual Preferred Stock must be the 30th Business Day after the date on which the Company issues a written notice announcing the redemption of Convertible Debentures.
     “Parity Shares” means any series or class of the Company’s stock established after the date hereof, the terms of which expressly provide that such series or class shall rank on a parity with the Perpetual Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.
     “Paying Agent” initially means American Stock Transfer and Trust Company. The Company may, in its sole discretion, remove the Paying Agent with 10 calendar days prior notice to the Paying Agent, provided that the Company shall appoint a successor Paying Agent who shall accept such appointment prior to the effectiveness of such removal.
     “Perpetual Preferred Stock” has the meaning set forth in Section 1.
     “Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
     “Preference Share Director” has the meaning assigned to such term in Section 5(d).

     “Preferred Stock” means preferred stock of the Company.
     “Preferred Stock Cap” has the meaning assigned to such term in Section 11(a).
     “Qualifying Preferred Stock” means non-cumulative perpetual Preferred Stock (or depository shares representing interests in such Preferred Stock) that (i) is not callable, (ii) is subject to a Binding Capital Replacement Covenant or (iii) has Capital Replacement Intention Disclosure and includes provisions that, beginning on the occurrence of the failure to satisfy one or more financial tests set forth in the terms of such security or related transaction agreements and, so long as such failure continues, until, but excluding, the End Date, prohibit the Company from paying any deferred Distributions in an amount exceeding the net proceeds of the sale of Common Stock, rights to purchase Common Stock or Qualifying Preferred Stock.
     “Qualifying Warrants” means warrants to purchase the Company’s Common Stock (i) that have an exercise price per share greater than the most recent Closing Sale Price of the Common Stock as of their date of issuance and (ii) that the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Redemption Date” means an Optional Redemption Date or a Mandatory Redemption Date.
     “Redemption Price” means U.S.$1,000 in cash per share of Perpetual Preferred Stock.
     “Register” means the stock ledger of issued shares of Perpetual Preferred Stock maintained by the Registrar.
     “Registrar” initially means American Stock Transfer and Trust Company. The Company may, in its sole discretion, remove the Registrar with 10 calendar days’ prior notice to the Registrar, provided that the Company shall appoint a successor Registrar who shall accept such appointment prior to the effectiveness of such removal.
     “Remarketing” has the meaning assigned to such term in Section 10(a).
     “Remarketing Agent” means the nationally recognized securities dealer selected by the Company as the remarketing agent, including any successor remarketing agents selected by the Company.
     “Remarketing Agreement” means the agreement governing the Remarketing that shall be entered into by the Company and the Remarketing Agent at or prior to the commencement of the Remarketing, which agreement shall provide that the Remarketing Agent shall incur no liability to the Company or to any Holder of the Perpetual Preferred Stock in its individual capacity or as Remarketing Agent for any action or failure to act in connection with the Remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part, and pursuant to the terms of which agreement the Company shall agree to indemnify the Remarketing Agent against certain liabilities, including liabilities under the U.S. Securities Act of 1933, or to contribute to payments that the Remarketing Agent may be required to make, arising out of or in connection with its duties under the agreement. The Remarketing Agreement will provide that the Remarketing Agent may resign and be discharged from its duties and obligations thereunder; provided, however, that no such resignation will become effective until the Company has appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent has entered into a remarketing agreement with the Company. In such case, the Company shall use its commercially reasonable efforts to appoint a successor Remarketing Agent and to enter into a remarketing agreement with such person or entity as soon as reasonably practicable. Holders of Perpetual Preferred Stock will be third-party beneficiaries of the Remarketing Agreement, to the extent a Final Failed Remarketing occurs as a result of the Company’s failure to perform its obligations under the Remarketing Agreement.
     “Remarketing Date” means each of the Initial Remarketing Date, the Second Remarketing Date, the Third Remarketing Date and the Final Remarketing Date.
     “Remarketing Election Period” means the period beginning at 9:00 a.m. (New York City time) on the Business Day immediately following the Remarketing Notice Date and ending at 5:00 p.m. (New York City time) on the tenth Business Day immediately following the Remarketing Notice Date; provided, however, that such time period may be adjusted by the Company to facilitate compliance with applicable law.
     “Remarketing Notice Date” means the earlier of (i) the fifth Business Day after December 15, 2046 and (ii) the fifth Business Day after the Effective Date of the first occurrence of a Change of Control.
     “Remarketing Settlement Date” means the third Business Day immediately following the related Remarketing Date.
     “Reset Effective Date” means the third Business Day immediately following a Successful Remarketing or a Final Failed Remarketing, as the case may be.
     “Reset Rate” means:
     (i) in the case of a Successful Remarketing, (a) for each series of Perpetual Preferred Stock, issued on or prior to the Reset Effective Date, the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent has determined, in its reasonable judgment, is the lowest fixed annual rate enabling it to remarket all of the Perpetual Preferred Stock of such series tendered for sale in the Remarketing at a price equal to at least the sum of (x) 100% of the $1,000 Liquidation Preference per share of Perpetual Preferred Stock tendered, (y) an amount equal to any Accumulated Dividends, and (z) the remarketing agent fee provided for in the Remarketing Agreement per share of Perpetual Preferred Stock; provided, however, that the Company may determine to reset the Dividend Rate to a floating annual rate based on 3-Month LIBOR that the Remarketing Agent determines, in its reasonable judgment, is the lowest such floating rate that will enable it to so remarket the Perpetual Preferred Stock, so long as the determination to use a floating rate is not, in the reasonable judgment of the Remarketing Agent, likely to adversely affect the ability of the Remarketing Agent to remarket the Perpetual Preferred Stock; and (b) for each series of Perpetual Preferred Stock, issued after the Reset Effective Date, a rate determined by the Remarketing Agent to be the rate that would have resulted in a successful remarketing of such series at the time of the Remarketing; and
     (ii) in the case of a Final Failed Remarketing, a floating rate per annum equal to 3-Month LIBOR plus 400 basis points;
provided, however, that the Reset Rate shall in no event be less than the Initial Rate or exceed the maximum rate permitted by applicable law.
     “Second Remarketing Date” means the eleventh Trading Day after the last day of the Remarketing Election Period.
     “Senior Shares” means each series or class of the Company’s stock established after the date hereof, the terms of which expressly provide that such series or class shall rank senior to the Perpetual Preferred Stock as to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company.
     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). For the purposes of this definition only, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior series or class of stock has such voting power by reason of any contingency.
     “Successful Remarketing” has the meaning assigned to such term in Section 10(e).
     “Third Remarketing Date” means the 16th Trading Day following the last day of the Remarketing Election Period.
     “3-Month LIBOR” means, with respect to the second London Banking Day prior to the Reset Effective Date:
     (i) the rate for 3-month deposits in United States dollars commencing on the Reset Effective Date, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time) on the determination date, unless fewer than two such offered rates so appear;
     (ii) if fewer than two offered rates appear, or no rate appears, as the case may be, on the determination date on Moneyline Telerate Page 3750, the rate calculated by the Remarketing Agent based on at least two offered quotations after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Remarketing Agent with its offered quotations for deposits in United States dollars for the period of three months commencing on the Reset Effective Date, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time;
     (iii) if fewer than two offered quotations referred to in clause (ii) are provided as requested, the rate calculated by the Remarketing Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m. (New York City time) on the determination date by three major banks in New York City selected by the Remarketing Agent for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or
     (iv) if the banks so selected by the Remarketing Agent are not quoting as described in clause (iii), 3-Month LIBOR as it has been most recently determined in accordance with these provisions and, if 3-Month LIBOR has not been previously determined, the existing Dividend Rate on the Perpetual Preferred Stock.
     “Trading Day” means any day on which the NYSE or, if the Company’s Common Stock is not listed on the NYSE, the principal U.S. stock exchange or interdealer quotation system on which the Company’s Common Stock is listed, admitted for trading or quoted, is open for trading or, if the Company’s Common Stock is not so listed, admitted for trading or quoted, any Business Day. If the Company’s Common Stock is so listed, admitted for trading or quoted, Trading Days only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or interdealer quotation system and do not include any day on which any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Company’s Common Stock or in any options, contracts or future contracts relating to the Company’s Common Stock, occurs or exists for more than one half hour in the aggregate if such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
     “Transfer Agent” initially means American Stock Transfer and Trust Company. The Company may, in its sole discretion, remove the Transfer Agent with 10 days prior notice to the Transfer Agent; provided that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
     “Trigger Determination Date” has the meaning given to such term in the definition of Mandatory Trigger Event above.
     “Warrant and Preferred Stock Settlement Mechanism” has the meaning assigned to such term in Section 11(a).
     “Warrant Cap” has the meaning assigned to such term in Section 11(a).
     4. Ranking. The Perpetual Preferred Stock shall, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company, rank (a) senior to all Junior Shares, including, without limitation, Common Stock, (b) on a parity with all Parity Shares, (c) junior to any Senior Shares and (d) junior to all of the Company’s existing and future debt obligations.

     5. Dividend Rights.
(a)	The Holders of outstanding shares of Perpetual Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of funds legally available for that purpose under Delaware law, at the Dividend Rate as applied to the Liquidation Preference. Dividends on shares of Perpetual Preferred Stock shall accumulate from their Issue Date and, when, as and if declared by the Board of Directors, shall be payable semi-annually or, in connection with any Remarketing, quarterly, in cash on a cumulative basis on each Dividend Payment Date out of funds legally available therefor. If any Dividend Payment Date is not a Business Day, then dividends shall be payable on the first Business Day following such Dividend Payment Date, without accrual to the actual payment date.

(b)	Dividends shall be paid to the Holders of the Perpetual Preferred Stock on the applicable Dividend Record Date. The Dividend Record Date shall apply regardless of whether any particular Dividend Record Date is a Business Day.

(c)	Dividends payable on the Perpetual Preferred Stock on each Dividend Payment Date shall be computed (1) for any full Dividend Period, on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full Dividend Period, on the basis of 30-day months and, for periods less than a 30-day month, on the basis of the actual number of days elapsed.

(d)	Dividends on the Perpetual Preferred Stock shall be cumulative.

(e)	Any Perpetual Preferred Stock issued upon any conversion of Convertible Debentures in respect of which interest payments have been deferred shall, at the time of its issuance, have Accumulated Dividends equal to the amount of such deferred interest, including any compounded interest thereon.

(f)	So long as any shares of Perpetual Preferred Stock remain outstanding, unless the full dividends for the most recently ended Dividend Period on all outstanding Perpetual Preferred Stock and Parity Shares and the full dividends for all prior Dividend Periods on all outstanding Perpetual Preferred Stock and all cumulative Parity Shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside for payment): (i) no dividend whatsoever shall be declared or paid on the Junior Shares or Parity Shares; and (ii) no Junior Shares or Parity Shares shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly, in each case other than as described in the following subparagraphs (1)-(9) :
(1) purchases of the Company’s Capital Stock in connection with employee or agent benefit plans or under any dividend reinvestment plan;
(2) purchases or repurchases of the Company’s Capital Stock pursuant to any contractually binding requirement to buy stock existing prior to the first scheduled dividend declaration date upon which a dividend was not declared, including under a contractually binding stock repurchase plan;

(3) in connection with the reclassification of any series or class of the Company’s Capital Stock, or the exchange or conversion of one series or class of the Company’s Capital Stock for or into another series or class of the Company’s Capital Stock, in each case if the resulting Capital Stock ranks equal or junior to the Capital Stock so reclassified, exchanged or converted;
(4) the purchase of fractional interests in shares of the Company’s Capital Stock in connection with the conversion or exchange provisions of that Capital Stock or the security being converted or exchanged;
(5) dividends or distributions in the form of the Company’s Capital Stock or rights to acquire the Company’s Capital Stock, to the extent that the dividend stock or stock underlying the dividend rights is the same series or class as the stock on which the dividend is being paid or ranks equal to or junior to such stock;
(6) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or issuances of Capital Stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholders’ rights plan;
(7) acquisitions of the Company’s Capital Stock previously issued in connection with acquisitions of businesses made by the Company (which acquisitions are made by the Company in connection with the satisfaction of indemnification obligations of the sellers of such businesses);
(8) the payment of any dividend during a Mandatory Extension Period within 60 days after the date of declaration thereof, if at the date of declaration no Accumulated Dividends existed and the Mandatory Trigger Event related to the Mandatory Extension Period had not yet occurred; or
(9) dividends paid on Parity Shares to the extent that dividends are paid on a proportionate or pro rata basis (based on accumulated dividends per share of the Perpetual Preferred Stock and such Parity Shares) on the Perpetual Preferred Stock and such Parity Shares.
(g)	During any period in which a Mandatory Trigger Event exists (a “Mandatory Extension Period”), the Company shall be prohibited from declaring dividends on the Perpetual Preferred Stock other than those paid using funds obtained through the Warrant and Preferred Stock Settlement Mechanism described in Section 11 hereof.
     (h) While a Mandatory Trigger Event exists or at any time after the Company has failed to declare and pay dividends on the Perpetual Preferred Stock for a period of five consecutive years, and until the Mandatory Trigger Event ends or all Accumulated Dividends have been paid in full, as the case may be, the Company shall be obligated to use the Warrant and Preferred Stock Settlement Mechanism described in Section 11 hereof to raise funds to pay all Accumulated Dividends through the most recent Dividend Payment Date and shall, subject to

Section 11(e) hereof, declare dividends using APM Eligible Proceeds raised thereby, out of funds legally available therefor.
     (i) Notwithstanding the foregoing provisions of this Section 4, in the event of the Company’s bankruptcy, insolvency or receivership, whether voluntary or not, Holders of Perpetual Preferred Stock shall have no claim to Accumulated Dividends that accumulated while a Mandatory Trigger Event occurred and was continuing, to the extent the amount of such Accumulated Dividends exceeds two years of dividends on the Perpetual Preferred Stock (“Foregone Dividends”), and the amount of Accumulated Dividends on any outstanding series of Perpetual Preferred Stock shall be reduced by the amount of the Foregone Dividends on such series.
     6. Voting Rights.
(a)	The Perpetual Preferred Stock shall have no voting rights except as provided in this Section 5 and as required by Delaware law from time to time.

(b)	So long as any shares of Perpetual Preferred Stock remain outstanding, unless a greater percentage shall then be required by applicable law, the Company shall not, without the affirmative vote or written consent of the Holders of at least 66-2/3% of the aggregate Liquidation Preference of all series of the Perpetual Preferred Stock then outstanding:
(i)	authorize or issue any series or class of Senior Shares (or any security convertible into or exchangeable for Senior Shares);

(ii)	amend the Certificate of Incorporation of the Company in a manner that would alter or change the powers, preferences or special rights of the shares of Perpetual Preferred Stock so as to affect them adversely; or
     (iii) consummate a merger or consolidation of the Company with another corporation or other entity, the sole purpose of which is to effect a change in the terms of the Perpetual Preferred Stock.
For the avoidance of doubt, the Company may (i) create, authorize, increase the authorized amount of, or issue any series or class of Parity Shares or Junior Shares, and (ii) increase or decrease the number of authorized shares of any series of Perpetual Preferred Stock in accordance with Section 1 hereof, in each case without the affirmative vote or written consent of the Holders of the Perpetual Preferred Stock, and in taking such actions the Company shall not be deemed to have materially adversely affected the specified rights, preferences or privileges of the Holders of the Perpetual Preferred Stock.
(c)	So long as any shares of Perpetual Preferred Stock remain outstanding, noncompliance in any particular instance with any provision of this Certificate of Designations may be waived, in each case with the affirmative vote or written consent of the Holders of at least 66-2/3% of the aggregate Liquidation Preference of all series of the Perpetual Preferred Stock then outstanding. In the event any provision is so waived, no Holder of the Perpetual Preferred Stock shall have such right.

(d)	Whenever a Non-payment shall occur, the Holders of the Perpetual Preferred Stock then outstanding and all series of Appointing Preferred Shares then outstanding, acting together as a single series or class, shall be entitled to the appointment of a total of two additional members to the Board of Directors (each, a “Preference Share Director”) (the “Appointing Rights”); provided that the appointment of any such directors shall not cause the Company to violate the corporate governance requirement of the NYSE as applied to United States issuers (or any other securities exchange or automated quotation system on which securities of the Company may be then listed) that listed companies must have a majority of independent directors; and provided, further, that in no event shall the Holders of the Perpetual Preferred Stock be entitled pursuant to this paragraph to appointment rights in respect of more than two directors in the aggregate. In the event of a Non-payment, the number of members of the Board of Directors shall automatically increase by two. The Preference Share Directors shall be elected by the Holders of at least a majority of the aggregate liquidation preference of the Perpetual Preferred Stock and any Appointing Preferred Shares voting together as a single class at a special meeting called at the written request of any Holder of Perpetual Preferred Stock or Appointing Preferred Shares (the Company being required to call such meeting within 35 days of the date of such request if the Non-payment continues, failing which any Holder may call such meeting) by notice mailed to all Holders of Perpetual Preferred Stock and Appointing Preferred Shares. Whether a majority of our Perpetual Preferred Stock and any Appointing Preferred Shares have been affirmatively voted in favor of an appointment shall be determined by reference to the aggregate liquidation preference of the Perpetual Preferred Stock and any Appointing Preferred Shares affirmatively voted at the meeting called to exercise the Appointing Rights.
     The Board of Directors shall determine which class or classes, as applicable, of directors the Preference Share Directors shall be a part of and shall allocate the Preference Share Directors to the class or classes, as applicable, having the longest terms of office remaining at the time of such appointment. Each Preference Share Director shall be entitled to one vote per director on any matter.
     So long as a Non-payment shall continue, any vacancy in the office of a Preference Share Director (other than prior to the initial appointment of Preference Share Directors after a Non-payment) may be filled by the vacating Preference Share Director or, if no designation is made, pursuant to an exercise of the Appointing Rights of the Holders of at least a majority of the aggregate liquidation preference of the Perpetual Preferred Stock then outstanding and any other Appointing Preferred Shares then outstanding, acting together as a single class.
     At the conclusion of any Non-payment, the Holders of the Perpetual Preferred Stock shall be divested of the Appointing Rights (subject to revesting of the Appointing Rights in the event of any future Non-payment) and, if and when the Appointing Rights of the Holders of the Perpetual Preferred Stock shall have ceased, the term of the Preference Share Directors (notwithstanding the class of directors such Preference Share Directors shall be a part of) shall terminate forthwith and the number of directors constituting the Board of Directors shall automatically be reduced by two.

     7. Liquidation Rights.
(a)	In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, the Holders of the Perpetual Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, after satisfaction of all indebtedness, after satisfaction of the liquidation preference of any Senior Shares of the Company and before any payment or distribution shall be made on the Common Stock or any other Junior Shares, the Liquidation Preference plus an amount equal to Accumulated Dividends, if any, and undeclared dividends to the date fixed for liquidation, winding-up or dissolution, less Foregone Dividends, if any (collectively, the “Liquidation Distribution”).

(b)	After the payment to the Holders of the Perpetual Preferred Stock of the Liquidation Distribution to which such Holders are entitled as provided for in this Section 6, the Holders of Perpetual Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(c)	If, upon any voluntary or involuntary liquidation, winding-up or dissolution of the Company, the amounts payable with respect to the Perpetual Preferred Stock and any Parity Shares are not paid in full upon such liquidation, winding-up or dissolution, the Holders of the Perpetual Preferred Stock and of such Parity Shares shall share equally and ratably in any such distribution of assets of the Company in proportion to the full respective liquidation preferences and accumulated dividends to which they are entitled upon such liquidation.

(d)	Neither the sale, assignment, transfer or lease of all or substantially all the assets or business of the Company nor the merger or consolidation of the Company into or with any other person shall be deemed to be a voluntary or involuntary liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.
     8. Redemption.
(a)	The Company must redeem the Perpetual Preferred Stock, in whole but not in part, at the Redemption Price, plus an amount equal to any Accumulated Dividends, out of funds legally available for that purpose under Delaware law, if the Company elects to terminate a Remarketing on any day prior to a Remarketing Date. The Company must give a written notice of redemption pursuant to this paragraph by first class mail, postage prepaid to the Holders of the Perpetual Preferred Stock at their addresses set forth in the Register on the date that the Company elects to terminate the Remarketing; provided however, that, in each case, if the Perpetual Preferred Stock is held as Global Perpetual Preferred Shares deposited with or on behalf of DTC, the Company may give such notice of redemption in any manner permitted by DTC.

(b)	The Company may, at any time, redeem the Perpetual Preferred Stock, in whole but not in part, at the Redemption Price, plus an amount equal to any Accumulated Dividends, out of funds legally available for that purpose under Delaware law. The Company must give a written notice of redemption pursuant to this paragraph by first class mail, postage prepaid to the Holders of the Perpetual Preferred Stock at their addresses set forth in the Register at least 30 days and not more than 60 days before the date fixed for redemption; provided however, that, in each case, if the Perpetual Preferred Stock is held as Global Perpetual Preferred Shares deposited with or on behalf of DTC, the Company may give such notice of redemption in any manner permitted by DTC.

(c)	If the Convertible Debentures are then outstanding and are redeemable in accordance with the terms thereof, the Company may, at any time, redeem the Perpetual Preferred Stock, in part, at the Redemption Price, plus an amount equal to any Accumulated Dividends, out of funds legally available for that purpose under Delaware law, pro rata (as to the outstanding Perpetual Preferred Stock and as to each series thereof), by lot or by other equitable method, if the Company concurrently redeems the Convertible Debentures in the same proportion as the Perpetual Preferred Stock. The Company must give a written notice of redemption pursuant to this paragraph by first class mail, postage prepaid to the Holders of the Perpetual Preferred Stock at their addresses set forth in the Register at least 30 days and not more than 60 days before the date fixed for redemption; provided however, that, in each case, if the Perpetual Preferred Stock is held as Global Perpetual Preferred Shares deposited with or on behalf of DTC, the Company may give such notice of redemption in any manner permitted by DTC.

(d)	A notice of redemption shall state:
(i)	the Redemption Date;

(ii)	the number of shares of Perpetual Preferred Stock to be redeemed;

(iii)	the CUSIP, ISIN or similar number or numbers of the Perpetual Preferred Stock to be redeemed;

(iv)	the Redemption Price and the amount of Accumulated Dividends, if any; and

(v)	if certificated Perpetual Preferred Stock has been issued, the place or places where Holders may surrender certificates evidencing the Perpetual Preferred Stock for payment of the Redemption Price plus an amount equal to Accumulated Dividends, if any.
Any notice made as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice, but failure duly to give such notice, or any defect in such notice or in the mailing of such notice, to any holder of Perpetual Preferred Stock designated for redemption shall not affect the redemption of any other shares of Perpetual Preferred Stock.
(e)	On or prior to the Redemption Date, the Company shall deposit with the Paying Agent an amount in immediately available funds sufficient to pay the aggregate Redemption Price plus an amount equal to any Accumulated Dividends; provided that if such payment is deposited on the Redemption Date, it must be received by the Paying Agent by 10:00 a.m. (New York City time) on the Redemption Date.

An amount equal to the Redemption Price and an amount equal to any Accumulated Dividends shall be paid to the Holders promptly following the later of (i) the Redemption Date and (ii) the time of book-entry transfer or surrender of the certificate(s) evidencing such Perpetual Preferred Stock to the Paying Agent, as applicable.

(f)	If notice of redemption has been duly given and the Paying Agent holds, on or before the Redemption Date, immediately available funds sufficient to pay the aggregate Redemption Price plus an amount equal to any Accumulated Dividends, then as of the Redemption Date:
(i)	dividends shall cease to be payable on such Perpetual Preferred Stock;

(ii)	all such Perpetual Preferred Stock shall no longer be deemed outstanding; and

(iii)	all rights with respect to such Perpetual Preferred Stock shall cease and terminate, except only the right of the Holders to receive an amount equal to the Redemption Price plus an amount equal to any Accumulated Dividends out of funds legally available for that purpose.
(g)	In connection with a Remarketing, the Company may determine optional redemption provisions to become applicable to the Perpetual Preferred Stock following the Remarketing; provided, however, that such provisions are not, in the reasonable judgment of the Remarketing Agent, likely to adversely affect the Remarketing. Following a Remarketing, the shares of Perpetual Preferred Stock shall be redeemable at the option of the Company out of funds legally available therefor upon such terms determined by the Board of Directors prior to the Remarketing and set forth in the notice required by Section 10(c).
     9. Maturity.
The Perpetual Preferred Stock has no stated maturity.
     10. Remarketing Triggers and Notice.
(a)	The Company shall give notice to the Holders of the Perpetual Preferred Stock on the Remarketing Notice Date, which notice must state the circumstances under which the notice is given pursuant to the definition of Remarketing Notice Date herein, and that such Holders of Perpetual Preferred Stock may, during the Remarketing Election Period, elect to tender such Perpetual Preferred Stock for sale in a Remarketing, which shall be commenced on the date that is the Initial Remarketing Date if the Company does not elect to redeem the Perpetual Preferred Stock prior to such date.
     11. Remarketing.
(a)	After December 15, 2046 or earlier upon the first occurrence of a Change of Control at a time when shares of Perpetual Preferred Stock are outstanding, the Holders shall be entitled to tender their Perpetual Preferred Stock, in whole or in part, for sale in a remarketing as described below (a “Remarketing”). Holders that do not submit a notice of election during the Remarketing Election Period in accordance with Section 10(b) may not participate in the Remarketing.
     If none of the Holders of Perpetual Preferred Stock elects to tender their Perpetual Preferred Stock for sale in a Remarketing during the Remarketing Election Period, the Dividend Rate shall not be reset, and shall continue to equal the Initial Rate.
(b)	To tender for sale in a Remarketing Perpetual Preferred Stock held as a beneficial interest in Global Perpetual Preferred Shares deposited with or on behalf of DTC, a Holder must deliver, during the Remarketing Election Period, to DTC, the appropriate instruction form to submit a notice of election to tender for sale in a Remarketing to the Company. In the case of a Remarketing upon a Change of Control, to tender for sale in such Remarketing Perpetual Preferred Stock that is to be received upon settlement of a conversion of Convertible Debentures being converted in connection with the Change of Control, the Holder must deliver, during the Remarketing Election Period, to the Transfer Agent, a notice of election, substantially in the form of Exhibit B attached hereto. Any notice of election submitted shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing.

(c)	Promptly after 5:00 p.m. (New York City time) on the last day of the Remarketing Election Period, the Company shall, based on the notices of election received by it prior to such time, determine those shares of Perpetual Preferred Stock that are eligible for Remarketing and immediately provide DTC (or any successor clearing agency) and the Remarketing Agent with a notice of Remarketing, setting forth:
(i)	the total number of shares of Perpetual Preferred Stock to be tendered for sale in the Remarketing;

(ii)	the Initial Remarketing Date;

(iii)	whether the Perpetual Preferred Stock will be remarketed at a fixed or floating rate;

(iv)	any revised optional redemption provisions that will apply to the Perpetual Preferred Stock effective as of the Remarketing Settlement Date; and

(v)	the changes, if any, to the method of dividend payment that will apply to the Perpetual Preferred Stock effective as of the Remarketing Settlement Date.
(d)	On the Initial Remarketing Date, the Remarketing Agent shall use its commercially reasonable efforts to remarket each series of Perpetual Preferred Stock (including any Perpetual Preferred Stock issued upon conversion of Convertible Debentures for purposes of Remarketing in connection with a Change of Control) at the lowest fixed rate per annum (unless the Company has determined to remarket at a floating rate based on 3-Month LIBOR that the Remarketing Agent determines, in its reasonable judgment, is the lowest such floating rate that will enable it to so remarket the Perpetual Preferred Stock, provided that such determination to remarket at a floating rate does not, in the reasonable judgment of the Remarketing Agent, adversely affect the Remarketing) that enables it to remarket all of the Perpetual Preferred Stock of such series tendered for sale at a price, per share of Perpetual Preferred Stock, equal to at least the sum of (x) 100% of the $1,000 Liquidation Preference per share of Perpetual Preferred Stock tendered, (y) an amount equal to any Accumulated Dividends, and (z) the remarketing agent fee provided for in the Remarketing Agreement per share of Perpetual Preferred Stock. If the Remarketing Agent cannot remarket all the Perpetual Preferred Stock tendered for sale on the Initial Remarketing Date at such a price, then no Perpetual Preferred Stock shall be sold and the Remarketing Agent shall use its commercially reasonable efforts to do so on the Second Remarketing Date. If the Remarketing Agent cannot remarket all the Perpetual Preferred Stock tendered for sale on the Second Remarketing Date at such a price, then no Perpetual Preferred Stock shall be sold and the Remarketing Agent shall use its commercially reasonable efforts to do so on the Third Remarketing Date. If the Remarketing Agent cannot remarket all the Perpetual Preferred Stock tendered for sale on the Third Remarketing Date at such a price, then no Perpetual Preferred Stock shall be sold and the Remarketing Agent shall use its commercially reasonable efforts to do so on the Final Remarketing Date. In no event shall the Remarketing Agent remarket the Perpetual Preferred Stock tendered for sale at a fixed rate per annum that is lower than the Initial Rate or exceeds the maximum rate permitted by applicable law. If on the Final Remarketing Date the Remarketing Agent cannot remarket all the Perpetual Preferred Stock tendered for sale at such a price, then no Perpetual Preferred Stock shall be sold.

(e)	If, on or prior to 4:00 p.m. (New York city time) on a Remarketing Date, as a result of efforts described in Section 10(d), the Remarketing Agent determines that it is able to remarket all Perpetual Preferred Stock tendered for sale, a successful Remarketing (a “Successful Remarketing”) shall have occurred.

(f)	If, as of 4:00 p.m. (New York City time) on the Final Remarketing Date, the Remarketing Agent is unable to remarket all Perpetual Preferred Stock tendered for sale, (i) a final failed Remarketing (the “Final Failed Remarketing”) shall be deemed to have occurred, (ii) the Remarketing Agent shall determine the Reset Rate in accordance with clause (ii) of the definition of that term herein (subject to the last proviso in that definition); and (iii) the Remarketing Agent shall so advise by telephone or e-mail DTC and the Company by approximately 4:30 p.m. (New York City time) on the Final Remarketing Date.

(g)	By approximately 4:30 p.m. (New York City time) on a Remarketing Date, the Remarketing Agent shall advise, by telephone or e-mail (i) each DTC participant or record holder that is purchasing or selling Perpetual Preferred Stock in the Remarketing and the Company of whether a Successful Remarketing has occurred and if so, the Reset Rate determined in the Remarketing and the number of shares of remarketed Perpetual Preferred Stock sold; (ii) each purchaser of remarketed Perpetual Preferred Stock (or the DTC participant thereof) of the Reset Rate and the number of shares of remarketed Perpetual Preferred Stock such purchaser is to purchase; and (iii) each purchaser to give instructions to its DTC participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the remarketed Perpetual Preferred Stock purchased through the facilities of the DTC participant.
(h)	The Company shall cause a notice of the Reset Rate to be communicated to Holders through DTC and published on the Company’s corporate Internet site on the third Business Day immediately following the Final Remarketing Date.

(i)	The Company must use its commercially reasonable efforts to effect a Remarketing. If the Company does not effect a Remarketing, a Final Failed Remarketing shall be deemed to have occurred. Notwithstanding the foregoing, the Company may elect to terminate a Remarketing on any day prior to a Remarketing Date by giving notice of such termination to DTC and the Remarketing Agent; provided, however, that if the Company so elects to terminate a Remarketing, it must redeem the Perpetual Preferred Stock pursuant to Section 7 hereof.

(j)	The right of each holder of Perpetual Preferred Stock or Convertible Debentures convertible into Perpetual Preferred Stock to have Perpetual Preferred Stock tendered for sale in a Remarketing shall be limited to the extent that:
(i)	the Remarketing Agent conducts a Remarketing in accordance with the provisions of this Section 10;

(ii)	the Remarketing Agent is able to find a purchaser or purchasers for tendered Perpetual Preferred Stock at the Reset Rate; and

(iii)	such purchaser or purchasers deliver the purchase price of the remarketed Perpetual Preferred Stock to the Remarketing Agent.
     The Remarketing Agent shall not be obligated to purchase, but shall not be prohibited from purchasing, any of the Perpetual Preferred Stock that would otherwise remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment for the Perpetual Preferred Stock tendered for sale.
(k)	All Global Perpetual Preferred Shares tendered for sale in a Remarketing shall be automatically delivered to the account of the Remarketing Agent through the facilities of DTC against payment of the purchase price for such Perpetual Preferred Stock on the Remarketing Settlement Date.

(l)	The Company may elect to effect a Remarketing settlement only if the Perpetual Preferred Stock, at the time if effects a Remarketing settlement, is issued solely in global, fully registered form to DTC. A Remarketing shall be terminated and shall not be consummated if, after the Company has initiated a remarketing but prior to the related Remarketing Settlement Date, the Perpetual Preferred Stock is no longer issued solely in global, fully registered form to DTC, in which case the Company must redeem the Perpetual Preferred Stock pursuant to Section 7 hereof.

(m)	The Company shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing.

     12. Warrant and Preferred Stock Settlement Mechanism
(a)	Commencing at the date (i) on which a Mandatory Trigger Event occurs or (ii) that is five years following the last date on which the Company paid dividends on the Perpetual Preferred Stock in accordance with Section 4 hereof, and continuing until the Mandatory Trigger Event ends or all Accumulated Dividends have been paid in full through the most recent Dividend Payment Date, as the case may be, the Company shall issue and sell Qualifying Warrants and Qualifying Preferred Stock to third parties that are not Subsidiaries of the Company (the “Warrant and Preferred Stock Settlement Mechanism”) in amounts sufficient to result in APM Eligible Proceeds at least equal to the amount of Accumulated Dividends through the most recent Dividend Payment Date, and shall apply such APM Eligible Proceeds to the payment of such Accumulated Dividends to the extent that the payment of dividends is consistent with Delaware law; provided that the Company shall not be required to sell Qualifying Warrants or Qualifying Preferred Stock during the occurrence and continuation of a Market Disruption Event and, provided, further, that (x) the Company shall not be required to sell additional Qualifying Warrants to the extent that the number of shares of the Company’s Common Stock underlying Qualifying Warrants sold pursuant to this Section 11 and pursuant to the First Supplemental Indenture would exceed 84,000,000 shares (subject to adjustment as provided in paragraph (b) below) in the aggregate (the “Warrant Cap”) and (y) the Company shall not sell additional Qualifying Preferred Stock to the extent that the aggregate liquidation preference assigned to all such Qualifying Preferred Stock sold pursuant to this Section 11 and pursuant to the First Supplemental Indenture would exceed 25% of the aggregate principal amount of the Convertible Debentures at the time of their original issuance (the “Preferred Stock Cap”).

(b)	If the issued and outstanding shares of the Company’s Common Stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Warrant Cap will be correspondingly adjusted.

(c)	Subject to the fiduciary duties of its directors, the Company shall be required to use commercially reasonable efforts to seek shareholder consent to increase the number of authorized shares of Preferred Stock or Common Stock, as the case may be, if such consent is required to avoid a Market Disruption Event. Qualifying Preferred Stock “Available for Issuance” shall be determined at any time by (i) deducting from the number of the Company’s authorized and unissued shares of Preferred Stock the maximum number of such shares that can be issued under existing reservations and commitments under which the Company is able to determine such maximum number and (ii) allocating remaining authorized shares of Preferred Stock on a pro rata basis, or such other basis as the Company determines is appropriate, to the Warrant and Preferred Stock Settlement Mechanism and to any other similar reservation or commitment that is of an indeterminate nature and under which the Company is then required to issue shares. Common Stock “Available for Issuance” shall be determined at any time by subtracting from the number of the Company’s authorized and unissued shares of Common Stock the number of those shares of Common Stock that the Company is unable to issue due to their reservation or commitment for other purposes.
(d)	Neither the Warrant Cap nor the Preferred Stock Cap shall relieve the Company of its obligation to issue the number of Qualifying Warrants or Qualifying Preferred Stock that the Company can issue without breach thereof and to apply the proceeds thereof in partial payment of Accumulated Dividends.

(e)	APM Eligible Proceeds shall be applied to the payment of Accumulated Dividends only after all deferred interest on the Convertible Debentures, including compounded interest thereon, is paid in full.
               (f) If the Company has outstanding Parity Shares under the terms of which the Company is obligated to sell Qualifying Warrants or Qualifying Preferred Stock and apply the net proceeds to payment of accumulated dividends thereon, then on any date and for any period the amount of net proceeds received by us from such sales and available for payment of Accumulated Dividends will be applied to the Perpetual Preferred Stock and such Parity Shares on a pro rata basis in accordance with the amount of respective accumulated dividends thereon.
     13. Currency of Payments.
     Any cash payments with respect to the Perpetual Preferred Stock shall be paid in United States dollars in immediately available funds.
     14. Form.
(a)	The Perpetual Preferred Stock shall be issued initially in the form of one or more fully registered global certificates (“Global Perpetual Preferred Shares”), each as set forth on the form of Perpetual Preferred Stock certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. Each Global Perpetual Preferred Share certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Perpetual Preferred Shares shall be deposited on behalf of the holders of the Perpetual Preferred Stock represented thereby with the Registrar, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of Cede & Co., as nominee of DTC, duly executed by the Company and countersigned by the Registrar as hereinafter provided. The aggregate number of shares of Perpetual Preferred Stock represented by Global Perpetual Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Registrar and DTC or its nominee as hereinafter provided.
     In the event Global Perpetual Preferred Shares are deposited with or on behalf of DTC, the Company shall execute, and the Registrar shall countersign and deliver, initially one or more Global Perpetual Preferred Shares certificates that (a) shall be registered in the name of Cede &

Co. or another nominee of the Depositary and (b) shall be delivered by the Registrar to DTC or, pursuant to DTC’s instructions, held by the Registrar as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Perpetual Preferred Shares held on their behalf by DTC or by the Registrar as the custodian of DTC or under such Global Perpetual Preferred Shares, and DTC may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Perpetual Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Perpetual Preferred Shares.
(b)	Owners of beneficial interests in Global Perpetual Preferred Shares shall not be entitled to receive physical delivery of certificated Perpetual Preferred Stock, unless:
(i)	DTC is unwilling or unable to continue as Depositary for the Global Perpetual Preferred Shares and the Company does not appoint a qualified replacement for DTC within 90 calendar days;

(ii)	DTC ceases to be a “clearing agency” registered under the Exchange Act; or

(iii)	the Company decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary).
In any such case, the Global Perpetual Preferred Shares shall be exchanged in whole for certificated Perpetual Preferred Stock in registered form, with the same terms and of an equal aggregate liquidation preference (unless the Company determines otherwise in accordance with applicable law). Certificated Perpetual Preferred Stock shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.
(c)	An Officer shall sign the Perpetual Preferred Stock certificate for the Company by manual or facsimile signature. If the Officer whose signature is on a Perpetual Preferred Stock certificate no longer holds that office at the time the Registrar countersigns the Perpetual Preferred Stock certificate, the Perpetual Preferred Stock certificate shall be valid nevertheless.
     A Perpetual Preferred Stock certificate shall not be valid until an authorized signatory of the Registrar signs the Perpetual Preferred Stock certificate by manual or facsimile signature. The signature shall be conclusive evidence that the Perpetual Preferred Stock certificate has been countersigned under this Certificate of Designations.
     15. Registration; Transfer.
(a)	Notwithstanding any provision to the contrary herein, so long as any Global Perpetual Preferred Shares remain outstanding and are held by or on behalf of the Depositary, transfers of Global Perpetual Preferred Shares, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 14.

(b)	Transfers of Global Perpetual Preferred Shares shall be limited to transfers of such Global Perpetual Preferred Shares in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.
     16. Calculations and Determinations in Respect of Perpetual Preferred Stock.
     The Company shall be responsible for making all calculations called for in respect of the Perpetual Preferred Stock, including, but not limited to, the determination of the dividends payable on the Perpetual Preferred Stock. Any calculations made in good faith and without manifest error shall be final and binding on Holders. The Company or its agents shall be required to deliver to the Paying Agent a schedule of its calculations and determinations and the Paying Agent shall be entitled to rely upon the accuracy of such calculations without independent verification. The Paying Agent shall forward such calculations and any determinations made under this Certificate of Designations to any Holder upon the request of the Holder.
     17. Severability.
     In the event any provision of this Certificate of Designations shall be invalid, unenforceable or illegal, then, to the fullest extent permitted by applicable law, the validity, enforceability and legality of the remaining provisions shall not in any way be affected or impaired thereby, and the unaffected terms shall be the terms of the Perpetual Preferred Stock.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed and attested by the undersigned this December 19, 2006.

PEABODY ENERGY CORPORATION

Attestation:	By:

EXHIBIT A
FORM OF
SERIES B PERPETUAL PREFERRED STOCK
FACE OF SECURITY
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.
     IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]1
     The Shares of Series B-1 through B-8,000 Perpetual Preferred Stock are subject to certain restrictions on transfer and ownership set forth in the Certificate of Designations, a copy of which will be furnished by the Company without charge to each stockholder who so requests.

Number of Shares of Series B
Certificate Number	Perpetual Preferred Stock
[ ]	[ ]

[1]	This legend should be included only if the share certificate evidences Global Perpetual Preferred Shares.

CUSIP NO.:[ ]
Series B Perpetual Preferred Stock
(par value $0.01 per share)
(liquidation preference $1,000 per share)
of
PEABODY ENERGY CORPORATION
     PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), hereby certifies that [                    ]2 (the “Holder”) is the registered owner of or such number as is indicated in the records of the Registrar and the Depositary]3 fully paid and non-assessable shares of Series B-1 through Series B-8,000 Perpetual Preferred Stock (par value $0.01 per share) (liquidation preference $1,000 per share) (the “Perpetual Preferred Stock”) issued by the Company. The Perpetual Preferred Stock is transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, designations, rights, privileges, restrictions, preferences and other terms and provisions of the Perpetual Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated December 19, 2006, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
     Reference is hereby made to select provisions of the Perpetual Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Registrar has properly countersigned, this Perpetual Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

[2]	This phrase should be included only if the share certificate evidences certificated Perpetual Preferred Stock.

[3]	This phrase should be included only if the share certificate evidences Global Perpetual Preferred Shares.

     IN WITNESS WHEREOF, the Company has executed this certificate this                     day of                      ,                      .

PEABODY ENERGY CORPORATION

By
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
     These are shares of Perpetual Preferred Stock referred to in the within-mentioned Certificate of Designations.
     Dated:

[ ● ], as Registrar,

By
Authorized Signatory

REVERSE OF SECURITY
     Dividends on each share of Perpetual Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations out of funds legally available therefor.
     The Perpetual Preferred Stock shall be mandatorily redeemed, in whole but not in part, in the manner and in accordance with the terms set forth in the Certificate of Designations. The Perpetual Preferred Stock shall be redeemable at the Company’s option, in whole or, in certain circumstances, in part, in each case in the manner and accordance with the terms set forth in the Certificate of Designations. The Perpetual Preferred Stock shall be subject to a Remarketing in the manner and accordance with the terms set forth in the Certificate of Designations.
     The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each series or class of share capital and the qualifications, limitations or restrictions of such preferences and/or rights.
     All Perpetual Preferred Stock tendered for sale in a Remarketing shall be automatically delivered to the account of the Remarketing Agent through the facilities of DTC against payment of the purchase price for such Perpetual Preferred Stock on the Remarketing Settlement Date.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the Perpetual Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)
(Insert address and zip code of assignee) and irrevocably appoints:

agent to transfer the Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side of this Perpetual Preferred Stock certificate)
Signature Guarantee:
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B
NOTICE OF ELECTION TO TENDER PERPETUAL PREFERRED STOCK
FOR SALE IN A REMARKETING
[ ● ], as Transfer Agent
[ ● ]
[ ● ]
[ ● ]
[ ● ]
Attention: [ ● ]
Telecopy: [ ● ]

Re:	Series B Perpetual Preferred Stock, par value $0.01 per share, of Peabody Energy Corporation, a Delaware corporation (the “Company”)
     The undersigned Holder hereby irrevocably notifies you in accordance with Section 10(b) of the Certificate of Designations of the Perpetual Preferred Stock (the “Certificate of Designations”; unless otherwise defined herein, terms defined in the Certificate of Designations are used herein as defined therein), that (i) it is a Holder of the Company’s 4.75% Convertible Junior Subordinated Debentures (the “Convertible Debentures”) that it has surrendered for conversion in connection with a Change of Control and that pursuant to such conversion it shall become a Holder of Perpetual Preferred Stock, and (ii) it is electing to tender for sale in the Remarketing Perpetual Preferred Stock.
Date:
Signature:
Guarantee:
Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT B
[Form of Face of Debenture]
[THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED UNLESS AND UNTIL THIS DEBENTURE IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM. UNLESS (A) THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO PEABODY ENERGY CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (B) ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND (C) ANY PAYMENT HEREON IS MADE TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	Include for Global Debentures.

4.75% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE DUE 2066

CUSIP
ISIN
No.	$
PEABODY ENERGY CORPORATION
     This Debenture is one of a duly authorized series of Securities of PEABODY ENERGY CORPORATION (the “Debentures”), all issued under and pursuant to an indenture (the “Base Indenture”) dated as of December 20, 2006, duly executed and delivered by PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture, as hereinafter referred to), and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of December 20, 2006 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures.
     The Company, for value received, hereby promises to pay to                                          or its registered assigns, the principal sum of                     U.S. Dollars ($                                                             ) on the Final Maturity Date of the Debentures, subject to the Company’s obligation in certain circumstances to make all or part of such payment earlier in accordance with Section 2.10 of the First Supplemental Indenture and subject to the further condition that the Debentures may be earlier redeemed by the Company pursuant to Section 2.9 of the First Supplemental Indenture or converted by the Holders thereof pursuant to Section 2.15 and Section 2.16 of the First Supplemental Indenture.
     Subject to Section 2.5, Section 2.6, Section 2.7 and Section 2.8 of the First Supplemental Indenture, Interest Payment Dates shall be June 15 and December 15, commencing on June 15, 2007.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth here.

     IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officer.

PEABODY ENERGY CORPORATION
By:
Name:
Title

This is one of the [Global]
Debentures referred to in the
within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

Dated , 20___

[Form of Reverse of Debenture]
4.75% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE DUE 2066
     To the extent permitted by applicable law, to the extent that any rights or other provisions of this Debenture differ from or are inconsistent with those contained in the Indenture, then the Indenture shall control. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture unless otherwise indicated.
     1. Interest. Peabody Energy Corporation, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Debenture at the Debenture Interest Rate (as defined below) from December 20, 2006 to the Final Maturity Date or such earlier date as this Debenture is paid in accordance with Section 2.10 of the First Supplemental Indenture, redeemed in accordance with Section 2.9 of the First Supplemental Indenture or converted in accordance with Section 2.15 and Section 2.16 of the First Supplemental Indenture.
     Subject to Section 2.5, Section 2.6, Section 2.7 and Section 2.8 of the First Supplemental Indenture, this Debenture will accrue interest at a rate per annum of 4.75% of the principal amount hereof (the “Debenture Interest Rate”), payable semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”), commencing on June 15, 2007. Interest not paid on any Interest Payment Date, including any interest deferred during any Extension Period, will accrue and compound semi-annually at the Debenture Interest Rate, to the extent permitted by applicable law, as provided in the Indenture. Subject to Section 2.5(a)(ii) of the First Supplemental Indenture, such interest will accrue and compound to the date that it is actually paid.
     The amount of interest on this Debenture payable for any Interest Payment Date shall be computed (i) for any full Interest Payment Period, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full Interest Payment Period, on the basis of 30-day months and (iii) for any period shorter than a 30-day month, on the basis of the actual number of days elapsed in that period.
     2. Method of Payment. For so long as the Debenture is held in book-entry-only form, interest shall be paid on each Interest Payment Date to the Person in whose name the Debenture is registered in the Security Register at 5:00 p.m., New York City time, on the last Business Day prior to the Interest Payment Date (each such date a “Regular Record Date”). In the event that the Debenture is no longer held in book-entry-only form or is not represented by Global Securities, the Company may select different Regular Record Dates, which must each be at least 15 Business Days before the relevant Interest Payment Date.
     Payment of principal of and interest on the Debenture shall be made, the transfer of the Debenture will be registrable and the Debenture will be exchangeable for Debentures of other denominations of a like principal amount at the office or agency of the Trustee maintained for such purpose, initially the Corporate Trust Office. Payment of any principal and interest on Debentures issued as Global Debentures[, including this Debenture,]2 shall be payable by the

[2]	Include for Global Debentures.

Company through the Paying Agent to the Depositary in immediately available funds. At the Company’s option, interest on Debentures issued in physical form may be payable (i) by a U.S. dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Security Registrar not later than 10 days before the Interest Payment Date by a Holder of Debentures having an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds, which application shall remain in effect until the Holder of Debentures notifies, in writing, the Security Registrar to the contrary.
     3. Paying Agent, Registrar and Conversion Agent. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”). This Debenture is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Debenture is an obligation of the Company.
     5. Optional Deferral of Interest. Subject to Section 2.8 and Section 3.2 of the First Supplemental Indenture, as long as no Event of Default has occurred and is continuing, and as long as no Mandatory Trigger Event has occurred and no Mandatory Extension Period caused thereby is continuing, the Company shall have the right at any time and from time to time, to defer payments of interest on this Debenture by extending the Interest Payment Period on the Debenture for a period not exceeding 10 years, in the aggregate, following the Interest Payment Date on which interest was deferred (an “Optional Extension Period”). During an Optional Extension Period, Deferred Interest on this Debenture shall not be due and payable, except to the extent of APM Eligible Proceeds available pursuant to Section 2.10(e) of the First Supplemental Indenture, if applicable, but will continue to accrue and compound semi-annually, to the extent permitted by applicable law, at the Debenture Interest Rate.
     If a Mandatory Trigger Event occurs on or after commencement of an Optional Extension Period, the Optional Extension Period shall be deemed suspended for so long as the Mandatory Extension Period is continuing and the provisions of Section 2.7 of the First Supplemental Indenture shall apply. Upon the termination of such Mandatory Extension Period, the Optional Extension Period will continue.
     An Optional Extension Period shall terminate on such date as all accrued and unpaid interest, together with Compounded Interest, if any, has been paid by the Company, provided that in no event shall an Optional Extension Period (regardless of whether a Mandatory Extension Period causes the extension of such Optional Extension Period) extend beyond the date which is 10 years following the commencement of the Optional Extension Period, beyond the Redemption Date or beyond the Final Maturity Date of this Debenture. Upon termination of an Optional Extension Period, the Company may commence a new Optional Extension Period, subject to the other conditions in Section 2.6 of the First Supplemental Indenture, there being no limit to the number of such new Optional Extension Periods the Company may elect.
     During an Optional Extension Period, the Company shall be subject to the covenants set forth in Section 3.1 of the First Supplemental Indenture.
     (b) 6. Mandatory Deferral of Interest. Subject to Section 2.8 and Section 3.2 of the First Supplemental Indenture, if and to the extent that a Mandatory Trigger Event has occurred and is continuing as of any Trigger Determination Date, and regardless of the election by the Company prior thereto to optionally defer interest payments pursuant to Section 2.6 of the First Supplemental Indenture, the Company shall be required to defer payments of interest on this Debenture beginning on the Interest Payment Date immediately following such Trigger Determination Date, thereby extending the Interest Payment Period on the Debenture until (but not including) the first subsequent Interest Payment Date for which no Mandatory Trigger Event has occurred as of the Trigger Determination Date applicable to such Interest Payment Date, but in any event for a period not extending beyond the date which is 10 years following commencement of the applicable Extension Period (a “Mandatory Extension Period”). During a Mandatory Extension Period, Deferred Interest on this Debenture shall not be due and payable, except to the extent of APM Eligible Proceeds available pursuant to Section 2.10(e) of the First Supplemental Indenture, but will continue to accrue and compound semi-annually, to the extent permitted by applicable law, at the Debenture Interest Rate.
     (c) During a Mandatory Extension Period, the Company shall be subject to the covenants set forth in Section 3.1 and Section 3.2 of the First Supplemental Indenture.
     By acquiring this Debenture or an interest herein, each Holder or beneficial owner of the Debenture, as the case may be, agrees that in the event of a default pursuant to Section 2.11(a)(iv) of the First Supplemental Indenture prior to the Final Maturity Date or redemption, repayment pursuant to Section 2.10 of the First Supplemental Indenture or conversion of the Debenture, any unpaid Mandatorily Deferred Interest, or Compounded Interest on Mandatorily Deferred Interest, in excess of the amount of such interest that is equal to two years of accrued and unpaid interest (including Compounded Interest on the two earliest years of Mandatorily Deferred Interest) on the Debenture (the “Foregone Interest”) shall not be due and payable and no such Holder or beneficial owner will have any claim for, and thus any right to receive, such Foregone Interest; provided that such limitation shall not reduce the amounts holders of Senior Indebtedness would have been entitled to receive in the absence thereof.
     (d) 7. Deferral of Interest in General. Any Deferred Interest will in all events be due and payable upon the Final Maturity Date, subject, in the case of Foregone Interest, to Section 2.7(e) of the First Supplemental Indenture.
     (e) At the termination of any Extension Period, the Company shall pay all Deferred Interest then accrued and unpaid, together with Compounded Interest, on the Interest Payment Date on which such Extension Period terminates. Unless otherwise terminated pursuant to Section 2.6(f) or Section 2.7(g) of the First Supplemental Indenture, an Extension Period will be deemed to terminate upon any redemption or upon any acceleration of the Final Maturity Date.

     In no event shall any Extension Period (i) exceed 10 consecutive years following the first Interest Payment Date on which any interest payment was deferred pursuant to Section 2.6 or Section 2.7 of the First Supplemental Indenture, (ii) unless Deferred Interest is satisfied using the Warrant and Preferred Stock Settlement Mechanism, end on a date other than an Interest Payment Date, (iii) extend beyond the Redemption Date, or (iv) extend beyond the Final Maturity Date. For purposes of determining compliance with the foregoing limitation on any Extension Period, (x) only when all Deferred Interest has been paid shall any Extension Period end; and (y) after the commencement of an Extension Period, the period from the first Interest Payment Date for which interest is deferred pursuant to Section 2.6 or Section 2.7 of the First Supplemental Indenture and ending on the date on which all Deferred Interest, including Compounded Interest, is paid in full, shall be included for purposes of calculating the length of an Extension Period.
     (f) 8. Optional Right of Redemption. Subject to certain conditions specified in Section 2.9 of the First Supplemental Indenture, the Company may redeem this Debenture at the option of the Company, in whole or in part, (i) between December 20, 2011 and December 19, 2036, at any time at which the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the date one Trading Day prior to the day the Company gives a notice of redemption is greater than 130% of the Conversion Price applicable to the relevant Trading Day and (ii) on or after December 20, 2036 at any time, in each case at a redemption price in cash equal to the Par Redemption Amount.
     (g) 9. Notice of Redemption. Each notice that this Debenture is being redeemed pursuant to the Indenture, shall, in addition to setting forth the information required pursuant to Section 11.02 of the Base Indenture, state that the Debenture is being redeemed pursuant to the Indenture and set forth the facts permitting such redemption and, if less than all outstanding Debentures are to be redeemed, to the extent that the Debentures are not all held in global form, shall identify the particular Debentures to be redeemed.
     (h) Notwithstanding the provisions of Section 11.02 of the Base Indenture, if this Debenture is held in book-entry form through DTC, the Company may give notice of redemption in any manner permitted by DTC. Any notice of redemption, once given by the Company, shall be irrevocable.
     (i) 10. No Sinking Fund. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the securities.
     (j) 11. Scheduled Maturity. To the extent that this Debenture remains Outstanding, on each Repayment Date, the principal amount of, and all accrued and unpaid interest on, this Debenture shall be payable in full, provided that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to and in accordance with clause (d) of Section 2.10 of the First Supplemental Indenture in connection with such Repayment Date, (A) the amounts of principal and interest in respect of the Debenture that the Company is obligated to pay on such Repayment Date, if any, shall be the amounts set forth in the notice of repayment accompanying such Officers’ Certificate and (B) such amounts of principal and interest in respect of the Debenture shall be due and payable on such Repayment Date pursuant to Section 2.10 of the First Supplemental Indenture. In the event that the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the tenth Business Day immediately preceding any Repayment Date, the entire principal of, and all accrued and unpaid interest on, this Debenture shall be due and payable on such Repayment Date.
     (k) To the extent that this Debenture remains Outstanding, the principal of, and all accrued and unpaid interest on, this Debenture shall be due and payable on the Final Maturity Date.
     (l) The obligation of the Company to repay the Debenture pursuant to Section 2.10 of the First Supplemental Indenture on any date prior to the Final Maturity Date shall be subject to (A) its obligations under Article Fourteen of the Base Indenture as amended by the First Supplemental Indenture to the holders of Senior Indebtedness and (B) its obligations under Section 2.7 of the First Supplemental Indenture with respect to the payment of Mandatorily Deferred Interest.
     (m) 12. Conversion. Subject to and upon compliance with the provisions of the Indenture, on or prior to December 15, 2041 (or, if that is not a Trading Day, the first Trading Day thereafter), any Holder shall have the right, at such Holder’s option, to convert such Holder’s interest in this Debenture, or any portion thereof with an aggregate principal amount that is a multiple of $1,000, into, as provided in the First Supplemental Indenture, cash, Perpetual Preferred Stock, Common Stock or a combination thereof, at the Conversion Rate in effect on the Conversion Date, by surrender of the interest in this Debenture so to be converted in whole or in part, together with any required funds, under the circumstances and in the manner described in Section 2.15 and Section 2.16 of the First Supplemental Indenture; provided, however, that at any time prior to the close of business on December 15, 2036, conversion rights may only be exercised during the periods and under the conditions specified in clauses (i) through (v) of Section 2.15(a) of the First Supplemental Indenture:
     The right to convert this Debenture will expire at 5:00 p.m., New York City time, on December 15, 2041 (or, if that is not a Trading Day, the first Trading Day thereafter).
     (n) Debentures and portions of Debentures that are to be redeemed pursuant to Section 2.9 of the First Supplemental Indenture shall cease to be convertible by the Holder thereof at 5:00 p.m., New York City Time, on the Business Day immediately preceding the Redemption Date unless the Company defaults in the payment of the redemption price.
     (o) Whenever this Debenture shall become convertible pursuant to Section 2.15 of the First Supplemental Indenture, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 17.02 and Section 17.03 of the Base Indenture, and the Company shall also publicly announce such information and publish it on the Company’s Internet site or otherwise publicly disclose it.
     13. Denomination, Transfer and Exchange. The Debentures are only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures so issued are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.
     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.
     14. Subordination. The payment of principal of and interest on this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Indebtedness of the Company, and this Debenture is issued subject to such subordination provisions contained in the Indenture. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
     15. Amendments and Supplements. The Indenture provides for amendments, supplements and waivers with respect to the Indenture as set forth in Article Nine and Section 10.08 of the Base Indenture, as supplemented by Section 2.25 of the First Supplemental Indenture.
     16. Covenants. The Indenture specifies covenants of the Company with respect to the Debentures, as set forth in Article Ten of the Base Indenture as supplemented by Article III of the First Supplemental Indenture.
     17. Persons Deemed Owners. The registered Holder of this Debenture shall be treated as its owner for all purposes.
     18. Modification of Indenture. With the consent (evidenced as provided in Section 1.02 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each Debenture affected, (i) change the Scheduled Maturity Date or the Final Maturity Date, (ii) change the date of any interest payment due upon the Debentures; (iii) reduce the principal amount of, or the interest on, the Debentures; (iv) adversely affect the rights of the

Holders to convert the Debentures; (v) reduce the amount of or change the form of consideration due to Holders of the Debentures upon their conversion thereof; (vi) change the currency of payment of the Debentures to a currency other than U.S. dollars; (vii) impair the right to institute suit for the enforcement of any payment on the Debentures or adversely affect the right of repayment, if any, at the option of the Holder; or (viii) reduce the percentage of holders necessary to modify or amend the Indenture or to waive any past default.
     (p) 19. Events of Default and Covenant Defaults. Subject to the provisions of Article Five of the Base Indenture and Section 2.11 of the First Supplemental Indenture, each of the following events shall be an Event of Default with respect to this Debenture, giving rise to a right in Holders hereof, subject to Section 5.02 of the Base Indenture, to declare the principal amount of this Debenture plus accrued and unpaid interest to be due and payable immediately:
     (i) default for 30 calendar days in the payment of any interest on the Debenture, including any Compounded Interest, when it becomes due and payable under the Indenture; provided, however, that the deferral of interest during an Extension Period satisfying Section 2.6 or Section 2.7 of the First Supplemental Indenture, as applicable, and Section 2.8 of the First Supplemental Indenture, as applicable, shall not constitute a default in the payment of interest;
     (ii) deferral of interest on the Debenture, due to a mandatory deferral or optional deferral, or combination thereof, that continues for 10 consecutive years after the date on which the Company began the deferral of interest without all Deferred Interest, including any Compounded Interest, having been paid in full on or prior to the day that is 30 days after the date that is 10 years after the commencement of such deferral;
     (iii) default in the payment of the principal of the Debenture when due; or
     (iv) an Event of Default as set forth in clause (e) of Section 5.01 of the Base Indenture.
     The Indenture provides for Covenant Defaults and remedies relating thereto with respect to the Debentures as set forth in Article Five of the Base Indenture as supplemented by Section 2.12 of the First Supplemental Indenture.
     20. Tax Treatment. Except with respect to withholding on payments of interest to non-U.S. Holders, the Company agrees, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debenture as indebtedness for U.S. federal income tax purposes.
     21. Governing Law. The Indenture and this Debenture shall be governed by, and construed in accordance with, the laws of the State of New York
     22. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its

Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     23. No Recourse Against Others. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     24. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     25. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     26. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     27. Copies of Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Peabody Energy Corporation
701 Market Street
St. Louis, Missouri 63101-1826
Attention: Chief Legal Officer

Assignment Form
To assign this Debenture, fill in the form below:
(I) or (we) assign and transfer this Debenture to

(Insert assignee’s soc. sec. or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                          as agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE
     The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a definitive Debenture, or exchanges of a part of another Global Debenture or definitive Debenture for an interest in this Global Debenture, have been made:

Principal Amount
	Amount of		of this Global	Signature of
	decrease in	Amount of increase	Debenture	authorized
	Principal amount	in Principal	following such	signatory of
	of this Global	Amount of this	decrease (or	Trustee [or
Date of Exchange	Debenture	Global Debenture	increase)	Custodian]
][3]

[3]	Include for Global Debentures.